Exhibit 10.1

DATE:     21 NOVEMBER 2017

AGREEMENT FOR LEASE
RELATING TO
PART THIRD FLOOR,
8 FINSBURY CIRCUS, LONDON EC2

Between

MITSUBISHI ESTATE LONDON LIMITED

and

CRA INTERNATIONAL (UK) LIMITED

and

CRA INTERNATIONAL, INC.

CMS Cameron McKenna Nabarro Olswang LLP

Cannon Place

78 Cannon Street

London EC4N 6AF

T +44 20 7367 3000

F  +44 20 7367 2000

cms.law

1.	Definitions	1

2.	Interpretation	4

3.	Agreement for Lease	5

4.	Works	5

5.	Landlord’s Obligations	6

6.	Tenant’s Works	7

7.	Insurance	8

8.	Copyright	9

9.	Measurement of the Premises	10

10.	Initial Rent and Rent Commencement Date	10

11.	Landlord’s Contribution	10

12.	Grant and Completion	10

13.	Vacant Possession	11

14.	Title	11

15.	Matters Affecting the Premises	12

16.	Conditions	12

17.	Entire Agreement	13

18.	State and Condition	13

19.	Dealing with this Agreement	14

20.	No Demise	14

21.	Confidentiality, Press Release and Internal Disclosure	14

22.	Disputes	14

23.	Termination	15

24.	Guarantee	16

25.	Value Added Tax	17

26.	Construction Industry Deduction Scheme	17

27.	Non-Merger	18

28.	No Partnership	18

29.	Notices	18

30.	Costs	19

31.	Contracts (Rights of Third Parties) Act 1999	19

32.	Noting of the Agreement	19

33.	Governing Law and Jurisdiction	19

34.	Exclusion of the 1954 Act	19

Schedule 1 Premises		20

Schedule 2 Works		1

Appendix 1 Lease		28

Appendix 2 Licences to Carry out Tenant’s Works		81

Appendix 3 Tenant Guide		37

Appendix 4 Duty of Care Letter	38

Appendix 5 Guarantor’s Legal Opinion	39

Appendix 6 Side Deed Variation	40

AGREEMENT FOR LEASE

DATE	November 21, 2017

PARTIES

(1)                                          MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at Cannon Place, 78 Cannon Street, London EC4N 6AF (the “Landlord”);

(2)                                          CRA INTERNATIONAL (UK) LIMITED (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 8 Finsbury Circus, London EC2M 7EA(the “Tenant”); and

(3)                                          CRA INTERNATIONAL, INC. (incorporated and registered in Massachussetts, United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116 and whose address for service in England and Wales is at 8 Finsbury Circus, London EC2M 7EA (the “Guarantor”).

RECITALS

(A)                                        The Landlord has agreed with the Tenant to carry out the Works and to grant to the Tenant the Lease of the Premises on the terms and conditions of this agreement. The Tenant has agreed to accept the Lease on the terms and conditions of this agreement.

(B)                                        The Guarantor has agreed with the Landlord to guarantee the obligations of the Tenant under this agreement.

IT IS AGREED AS FOLLOWS:

1.                                               DEFINITIONS

In this agreement and in the recitals to it, unless the context otherwise requires, the following definitions apply:

“Adjudicator” means a member of Mark Hackett Associates LLP as nominated by the senior partner or managing director from time to time to act as Adjudicator under this agreement;

“Agreed Form” means, in relation to any document, the form of that document (or the draft of it) which is in an agreed form and attached to this agreement in the schedules or in the appendices or in a separate book of appendices;

“Business Day” means a day other than Saturday, Sunday or a day on which banks are authorised to close in London for general banking business;

“CDM Regulations” means the Construction (Design and Management) Regulations 2007 and the Construction (Design and Management) Regulations 2015 (as applicable);

“Code” means the sixth edition of the “Code of Measuring Practice: A Guide for Property Professionals” published on behalf of the Royal Institution of Chartered Surveyors;

“Completion Date” means 10 Business Days after the later of:

(a)                                          the Date of Practical Completion of that part of the Works described as Phase 1 in the Works Specification; and

(b)                                          the date on which the Measurement Expert delivers his measurement of the Internal Area pursuant to clause 9.1; and

(c)                                           the date on which the Initial Rent is determined pursuant to the provisions of clause 10.2;

“Conditions” means the conditions in Part 1 of the Standard Commercial Property Conditions (Second Edition);

“Consents” means all approvals, consents, licences, permissions, certificates and statutory agreements required from any competent authority and necessary for carrying out and completing the Works including the Planning Permission, and building regulations consents (or proper and valid waivers made by the relevant competent authority);

“Date of Practical Completion” means, in respect of each phase of the Works the date on which the Landlord’s Surveyor certifies to the Tenant pursuant to clause 4.6 that the Works have been completed;

“Defects Period” means the period of 12 months commencing on the date of Practical Completion;

“Escape Route” means the corridor shown hatched red on the plans forming part of the Works Specification which is to be constructed by the Landlord as part of the Works;

“Group” means a group of companies within the meaning of section 42 of the Landlord and Tenant Act 1954;

“Guarantor’s Legal Opinion” means a legal opinion from Foley Hoag LLP of Seaport West, 155 Seaport Boulevard, Boston MA US 02210-2600 in respect of the Guarantor in the Agreed Form attached as Appendix 5;

“Initial Rent” means the annual rent reserved by the Lease, calculated in accordance with clause 10.2 and subject to review under the Lease;

“Insured Risks” means loss or damage arising from fire, explosion, lightning, earthquake, flood, storm, bursting or overflowing of water tanks, pipes or other water or heating apparatus, impact, aircraft (other than hostile aircraft) and things dropped from such aircraft, terrorism, riot, civil commotion and malicious damage and such other risks as the Landlord may reasonably require;

“Landlord’s Contribution” means the payment or payments to be made by the Landlord to the Tenant in accordance with the provisions of clause 12;

“Landlord’s Solicitors” means CMS Cameron McKenna Nabarro Olswang LLP, Cannon Place, 78 Cannon Street, London EC4N 6AF (reference: RE3.HUPI.NP1045.00338);

“Landlord’s Surveyor” means an employee of Broadgate Estates Limited who is a member of the Royal Institute of Chartered Surveyors;

“Lease” means the lease of the Premises in Agreed Form attached as Appendix 1;

“Licence to Carry Out Tenant’s Works” means the licence for works in respect of the Tenant’s Works, in Agreed Form attached as Appendix 2;

“Measured Area” means the number of square feet of the Net Internal Area of the Premises measured in the manner provided for in clause 9 (rounded to the nearest square foot);

“Measurement Report” means the report to be prepared by the Measurement Surveyor in respect of the Premises following completion of the Works;

“Measurement Surveyor” means Plowman Craven Limited (incorporated and registered in England and Wales under company registration number 06429056), the registered office of which is at 141 Lower Luton Road, Harpenden, Hertfordshire AL5 5EQ, appointed to ascertain the Measured Area;

“Net Internal Area” or “NIA” means net internal area (expressed in square feet) of the Premises as constructed measured in accordance with the Code;

“Offices” means the parts of the Property on the lower ground, ground and first to eighth floors intended to be used as offices as identified in the Measurement Report;

“Plan” means the plan or plans (if any) attached to this agreement and “Plan 1”, “Plan 2” etc. shall be construed accordingly;

“Premises” means the premises to be let to the Tenant by the Lease or, as the context requires and as briefly described in Schedule 1, and forming part of the Property;

“Prescribed Rate” means, for the purposes of this agreement, four per cent per annum above the base rate of HSBC Bank plc from time to time;

“Property” means the freehold land known as 8 Finsbury Circus, London EC2 and 11, 12, 13 and 14 South Place, London EC2 as the same is registered at the Land Registry, as at the date of this agreement, with title absolute under title number NGL66474;

“Rent Commencement Date” means the day following the end of the Rent Free Period;

“Rent Free Period” means, in relation to the Initial Rent, the period:

(a)                                          commencing on the earlier of:

(i)                                              the Completion Date; and

(ii)                                           the date of actual completion of the Lease; and

(b)                                          ending on the date which is 20 months from and including the date referred to in paragraph (a) above;

“Side Deed Variation” means the variation to the side deed dated 20 May 2016 and made between (1) the Landlord, (2) the Tenant and (3) the Guarantor in the Agreed Form attached as Appendix 6;

“Statutory Requirements” the requirements of any directly applicable provision of any statutory enactment or any regulation, rule or order made pursuant thereto or any regulation, occurrences or bye-law of any local authority or of any statutory undertaker which has jurisdiction with regard to the Works or with whose systems the same is or will be connected and any conditions attached to any notices served under any such enactment, regulations, rule or order, regulation or bye-law;

“Tenant Guide” means the tenant fit out guide and building handbook attached as Appendix 3 as the same is amended or substituted from time to time;

“Tenant’s Solicitors” means Bird & Bird LLP of 12 New Fetter Lane London EC4A 1JP  (reference: Andrew Stobbart);

“Tenant’s Works” means the works to be carried out by the Tenant at its own expense to fit out the Premises for use and occupation;

“Value Added Tax” means value added tax or any similar tax from time to time replacing it or performing a similar fiscal function;

“Works” means internal partitioning works and the splitting of services required to separate the Premises from other lettable area on the third floor of the Building as more particularly described and shown in the Works Specification and the plans attached at Schedule 2;

“Works Specification” means the specification attached at Schedule 2.

2.                                               INTERPRETATION

2.1                                        The contents page, headings and sub-headings in this agreement are for ease of reference only and do not affect the meaning of this agreement.

2.2                                        A reference to a clause, paragraph or schedule is to a clause or paragraph or schedule to this agreement and a reference to this agreement includes its schedules and appendices.

2.3                                        Obligations undertaken by more than one person are joint and several obligations.

2.4                                        A reference to a person includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality).

2.5                                        A reference to a company includes any company, corporation or any other body corporate (wherever incorporated).

2.6                                        References to one gender include all genders.

2.7                                        Words in the singular include the plural and vice versa.

2.8                                        Any words following the terms “include” and “including” or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms.

2.9                                        General words do not have a restrictive meaning because they are preceded or followed by specific words indicating a particular type, class or category.

2.10                                 Excluding reference to the Code and unless otherwise specified a reference to legislation is a reference to all legislation having effect in the United Kingdom from time to time, including:

2.10.1                       directives, decisions and regulations of the Council or Commission of the European Union;

2.10.2                       Acts of Parliament;

2.10.3                       orders, regulations, consents, licences, notices and bye-laws made or granted:

(a)                                          under any Act of Parliament; or

(b)                                          under any directive, decision or regulation of the Council or Commission of the European Union; or

(c)                                           by a local authority or by a court of competent jurisdiction; and

2.10.4                       any mandatory codes of practice issued by a statutory body.

2.11                                 Unless otherwise specified a reference to particular legislation is a reference to that legislation as amended, modified, consolidated, re-enacted or replaced from time to time and to all subordinate legislation made under it from time to time.

2.12                                 Where any party agrees to do something it will be deemed to fulfil that obligation if it procures that it is done.

2.13                                 Where any act is prohibited no party will permit or omit to do anything which will allow that act to be done.

2.14                                 Where any notice, consent, approval, permission or certificate is required to be given by any party to this agreement such notice, consent, approval, permission or certificate must be in writing and will not constitute a valid notice, consent, approval, permission or certificate for the purpose of this agreement unless it is in writing.

2.15                                 A reference in the Conditions to a working day is a reference to a Business Day.

3.                                               AGREEMENT FOR LEASE

3.1                                        In consideration of the Tenant’s obligations under this agreement, the Landlord shall grant the Lease to the Tenant and the Tenant shall accept the Lease on the terms set out in this agreement. The grant of the Lease is conditional on the carrying out and completion of the Works in accordance with clause 4.

3.2                                        In consideration of the Landlord entering into this agreement with the Tenant, the Guarantor agrees to enter into the Lease as guarantor.

3.3                                        No premium is payable by the Tenant.

3.4                                        This agreement is an executory agreement only and it does not operate nor will it be deemed to operate as a demise of the Premises.

4.                                               WORKS

4.1                                        The Landlord shall use its  reasonable endeavours to obtain all necessary consents to carrying out the Works (including necessary planning permissions, building regulations consents and consents of the insurers of the building of which the Premises form part) in terms which are acceptable to the Landlord acting reasonably.

4.2                                        The Landlord shall after having obtained all such necessary consents in terms which are acceptable to it (acting reasonably), at its own expense carry out and complete the Works

4.2.1                              in a good and workmanlike manner and in accordance with good building practice;

4.2.2                              with good and suitable materials; and

4.2.3                              in compliance with all consents statutes and statutory orders and regulations made under or deriving validity from them, and codes of practice and requirements of local authorities utility providers and other competent authorities.

4.3                                        The Landlord shall use its reasonable endeavours to complete:

4.3.1                              that part of the Works described as Phase 1 in the Works Specification within ten weeks of the date of this agreement; and

4.3.2                              that part of the Works described as Phase 2 in the Works Specification within fourteen weeks of the date of this agreement.

4.4                                        The Landlord may make revisions to the specification describing the Works, provided that such revisions do not substantially change the nature or scope of the Works nor substantially reduce the quality of any materials specified in the specification as to be used in carrying out the Works provided that the Landlord shall give the Tenant as much notice as reasonably practicable of any proposed revisions or changes and shall take due account of any representations made by the Tenant in respect of such revisions or changes.

4.5                                        If the Landlord does make such revisions the definition of the “Works” will then be read by reference to the specification.

4.6                                        The Landlord’s Surveyor (whom the Landlord shall procure shall act (a) independently and (b) in accordance with all relevant professional standards) shall give the Tenant written notice certifying completion of Phase 1 and Phase 2 of the Works (as described in the Works Specification). Such certificates will be final and binding on the Tenant, but will not prevent the Landlord carrying out remedial works to the Works pursuant to clause 4.7.

4.7                                        The Landlord shall, as soon as practicable after any necessary remedial works to the Works become apparent or are notified by the Tenant to the Landlord and subject to clause 4.8, carry out such remedial works to the Works with all due expedition and in accordance with the provisions of subclauses 4.2.1 to 4.2.3.

4.8                                        The Tenant shall to the extent necessary to carry out such remedial works allow the Landlord access to the Premises in order to carry out such remedial works during normal working hours and provided (except in case of emergency) that the Landlord has given the Tenant at least 48 hours’ notice of the need for access to the Premises and provided further that the Landlord shall use all reasonable endeavours to minimize the time it remains within the Premises and to minimize any disturbance to the Tenant.

4.9                                        Notwithstanding any term of the Lease, if the Date of Practical Completion has not occurred in respect of Phase 2 of the Works (as described in the Works Specification) by 27 February 2018 then, subject to clause 4.10, the Rent Commencement Date in the Lease shall be put back by the same period of time as the period commencing on and including 27 February 2018 until and including the date on which the Date of Practical Completion occurs in respect of Phase 2 of the Works (as described in the Works Specification).

4.10                                 The Rent Commencement Date will not be put back pursuant to clause 4.9 for any period of time from and including the date that, notwithstanding that Phase 2 of the Works (as described in the Works Specification) has not been certified as complete in accordance with clause 4.6, the Tenant has lawful access to and egress from the Premises and  may lawfully either carry out the Tenant’s Works at the Premises or use the Premises in accordance with the provisions of the Lease and the Escape Route may lawfully and  properly be used for escape in accordance with building regulations. For the avoidance of doubt, the Escape Route may properly be used for escape even if there is temporary lighting or temporary fire doors and even if ceiling tiles have not been installed provided that there is no breach of building regulations as a result of such use.

4.11                                 The Landlord’s liability for any breach of clause 4.1 to clause 4.3 is limited to its obligations under clause 4.7 and the Landlord shall not be liable for any other loss including any loss of profit or economic or consequential loss incurred by the Tenant directly or indirectly in consequence of any such breach.

5.                                               LANDLORD’S OBLIGATIONS

5.1                                        Subject to clause 5.2, the covenants and obligations contained in this agreement relating to the Works and the making good of any defect shall be covenants and obligations binding on and personal to Mitsubishi Estate London Limited and shall not bind nor be enforceable against its successors in title.

5.2                                        The provisions of clause 4.9 are landlord covenants and tenant covenants in respect of the Lease for the purpose of the Landlord and Tenant (Covenants) Act 1995.

6.                                               TENANT’S WORKS

6.1                                        The Tenant shall, if it wishes to carry out the Tenant’s Works, having at its own cost prepared the same, submit to the Landlord (in triplicate) for approval, detailed plans, a specification and method statement of its proposals for the Tenant’s Works which shall be in accordance with the Tenant Guide. The provisions of clause 12.3 of the Lease shall govern whether the Landlord’s approval is required or not and, if required, whether such approval is required not to be unreasonably withheld or delayed.

6.2                                        The Tenant shall not commence any part of the Tenant’s Works until the details of the Tenant’s Works have been approved by the Landlord in writing and clause 12.3 of the Lease applies in respect of the Tenant’s Works for the relevant part of the Premises.

6.3                                        If not granted by the commencement of the Tenant’s Works, on carrying out the Tenant’s Works, the Tenant shall comply with the obligations of the Tenant in the Licences to Carry out Tenant’s Works as if they had been granted.

6.4                                        The Tenant shall procure that all materials to be used in connection with the Tenant’s Works are delivered straight to (and kept within) the Premises and that all refuse is kept within suitable receptacles (to be provided by and at the cost of the Tenant) to be housed within the service yard at the Property ready for collection by the Corporation of London or other competent authority and the Tenant shall bear the costs of such collection.

6.5                                        In the event of any failure to comply with the provisions of this clause 6 the Landlord may serve written notice on the Tenant specifying the breach and if the breach has not been remedied within 10 Business Days of the date of service of the notice, the Landlord may serve further written notice requiring the Tenant and its contractors to cease carrying out works to until the failure is remedied to the reasonable satisfaction of the Landlord.

6.6                                        The parties acknowledge that the Landlord is not and will not become a client in respect of the Tenant’s Works for the purposes of the CDM Regulations. If and to the extent the Landlord is a client in relation to the Tenant’s Works for the purposes of the CDM Regulations the Tenant agrees with the Landlord to be treated as the only client for the purposes of the CDM Regulations in relation to the Tenant’s Works.

6.7                                        For the purposes of the CDM Regulations the Tenant:

6.7.1                              warrants to the Landlord that it has the competence to perform the duties imposed on a client by the CDM Regulations;

6.7.2                              acknowledges that the Landlord has not modified the design for the Tenant’s Works or arranged or instructed anyone else to do so; and

6.7.3                              covenants:

(a)                                          to comply in all respects with the CDM Regulations and procure that any person involved in carrying out such works complies with the CDM Regulations; and

(b)                                          promptly to provide the Landlord with a copy of the health and safety file for the Tenant’s Works prepared in accordance with the CDM Regulations and any code of practice or other guidance issued by any competent authority, to allow the Landlord to inspect the original file and to hand the original file to the Landlord under the Lease at the expiry or sooner determination of the term of the Lease.

6.8                                        The Landlord shall bear its own costs (including without limitation fees and expenses) plus Value Added Tax in connection with the approval of plans and specifications for the Tenant’s Works.

6.9                                        The Tenant acknowledges that no partnership or agency relationship exists between the Landlord and the Tenant in relation to the Tenant’s Works or is created by or in consequence of the execution of the Tenant’s Works or this agreement or otherwise.

6.10                                 Following completion of the Tenant’s Works the Tenant shall liaise with the person then responsible for the health and safety file for the Works as to any necessary updating of the health and safety file for the Works and/or Tenant’s Works and shall supply to such person all information, drawings and details of the Tenant’s Works as reasonably required by such person and shall use all reasonable endeavours to ensure that such updating is completed within four weeks of completion of the Tenant’s Works.

6.11                                 The Tenant shall procure the supply of the following to the Landlord as soon as reasonably practicable following receipt and with the Tenant using reasonable endeavours to procure the supply to the Landlord within 30 Business Days of practical completion of the Tenant’s Works:

6.11.1                       an electronic version of the final “as-built” scale drawings of the Tenant’s Works;

6.11.2                       an electronic version of the final “as-built” scale drawings of the mechanical, electrical and other installations and services of the Tenant’s Works;

6.11.3                       the proposed entries in the health and safety file for the Premises in respect of the Tenant’s Works; and

6.11.4                       a schedule listing the names and addresses of all contractors and principal sub-contractors and suppliers who have been involved in or concerned with the Tenant’s Works.

6.12                                 As soon as practicable after the later of:

6.12.1                       the date of actual completion of the Lease; and

6.12.2                       approval by the Landlord of all aspects of the Tenant’s Works,

the Landlord shall grant and the Tenant and the Guarantor shall take up and execute each of the Licences to Carry Out Tenant’s Works which shall contain within it an obligation to deliver a set of “as built” drawings of the Tenant’s Works and specifications relating to the relevant Premises to the Landlord immediately following completion of the Tenant’s Works.

7.                                               INSURANCE

7.1                                        Insurance of the Works

7.1.1                              The Landlord shall insure the Premises and the Works in accordance with the obligations on the part of the landlord relating to insurance contained in the Lease.

7.1.2                              Section 47 of the Law of Property Act 1925 does not apply to this agreement.

7.2                                        Insurance of the Tenant’s Works

7.2.1                              Unless the Landlord agrees at the Tenant’s cost to insure the same, until the date of practical completion of the Tenant’s Works, the Tenant shall keep the Tenant’s Works insured against the Insured Risks and insure against public liability of not less than ten million pounds (£10,000,000) and on such terms and with a reputable insurance office.

7.2.2                              The Landlord shall use reasonable endeavours to procure that the insurers of the Property waive their subrogation rights in respect of the Tenant and the Tenant’s contractor in respect of the Tenant’s Works. The Tenant shall pay any additional premium properly payable in respect of the insurance of the Property and:

(a)                                          provide all such information as the insurers of the Property may reasonably request in respect of the Tenant’s Works; and

(b)                                          comply with all requirements of the insurers of the Property in respect of the carrying out of the Tenant’s Works.

7.2.3                              In the event that the insurers of the Property do not agree to waive their subrogation rights in respect of the Tenant and the Tenant’s contractor, the parties shall act reasonably to agree reasonable alternative insurance arrangements in respect of the Tenant’s Works.

7.2.4                              The Tenant shall produce to the Landlord whenever reasonably required written evidence of such insurance cover as mentioned in this clause 7.2

8.                                               COPYRIGHT

8.1                                        Insofar as the copyright to any drawings or other intellectual property (which do not relate to information technology or proprietary software) relevant to the Works is owned by the Landlord or that such copyright or other intellectual property relevant to the Tenant’s Works is owned by the Tenant (or the Landlord or the Tenant respectively have power, without incurring liability for payment of money or otherwise, to grant licence to use or reproduce the same) the Landlord and the Tenant hereby irrevocably grant to each other a non-exclusive, royalty free licence (which will be assignable and sub-lettable) to use and reproduce the same for the purposes set forth in clause 8.2 below.

8.2                                        The Landlord and the Tenant undertake that they shall observe all restrictions on copyright and other intellectual property rights applicable to and treat as supplied in confidence all drawings, plans, specifications, costs, information, trade contract documents and calculations supplied by their respective contractors, consultants or agents or any third party engaged, instructed or retained by them in connection with the Works or the Tenant’s Works (as the case may be) and will not use or permit to be used any of the same otherwise than exclusively in connection with the planning and execution of the Works or the Tenant’s Works (as the case may be) and that each of them shall use all reasonable endeavours to procure compliance with this clause 8.2 by respective contractors, consultants or agents or any third party engaged, instructed or retained by them in connection with the Works or the Tenant’s Works (as the case may be) or the matters provided for in this agreement.

9.                                               MEASUREMENT OF THE PREMISES

9.1                                        As soon as the Premises are capable of being so measured the Landlord shall procure that the Net Internal Area is measured by the Measurement Surveyor so that the Rent may be calculated.

9.2                                        The Measurement Surveyor will be appointed by the Landlord at its own cost and the terms of his appointment shall require him to issue to the Tenant a duty of care in favour of the Tenant in the form attached to this agreement as Appendix 4 mutatis mutandis and the Landlord shall use reasonable endeavours to enforce such obligation.

9.3                                        The Measurement Surveyor shall act as an expert and not an arbitrator and his decision, as to the Net Internal Area of the Measured Area, shall be final and binding on the parties to this agreement.

10.                                        INITIAL RENT AND RENT COMMENCEMENT DATE

10.1                                 The Initial Rent payable under the Lease shall be calculated on the date on which the Measurement Expert has delivered his measurement of the Net Internal Area.

10.2                                 The Initial Rent shall be the Net Internal Area multiplied by sixty three pounds and fifty pence (£63.50) per square foot provided that if the Net Internal Area is equal to or greater than 7,734.3 square feet then the Initial Rent shall be £491,128.05.

10.3                                 The Rent Commencement Date for each Lease shall be the day following the end of the Rent Free Period for that Lease.

11.                                        LANDLORD’S CONTRIBUTION

11.1                                 The Landlord shall not be obliged to provide carpets as part of the Works and in lieu thereof the Landlord will on completion of the Lease pay to the Tenant the Landlord’s Contribution.

11.2                                 The Landlord’s Contribution shall be calculated on the date on which the Measurement Expert has delivered his measurement of the Net Internal Area.

11.3                                 The Value Added Tax exclusive amount of the Landlord’s Contribution shall be calculated by multiplying the Net Internal Area of the Premises (expressed in square metres) by twenty-five pounds (£25.00) in respect of carpets.

11.4                                 In addition to the Landlord’s Contribution the Landlord shall also pay to the Tenant an amount equal to the Value Added Tax arising in respect of the Landlord’s Contribution within 10 Business Days of production to the Landlord of a proper and valid Value Added Tax invoice or invoices issued in the Tenant’s own name and addressed to the Landlord relating to the Landlord’s Contribution.

12.                                        GRANT AND COMPLETION

12.1                                 Lease

12.1.1                       The term of the Lease shall be calculated and shall commence on the Completion Date and expire on 19 May 2031.

12.1.2                       The Initial Rent shall be payable in accordance with the terms of the Lease with effect from the Rent Commencement Date.

12.1.3                       The Net Internal Area in clause 8 of the Lease shall be the Net Internal Area calculated under clause 9.

12.1.4                       The liability to pay the insurance premiums or any other payment due to the Landlord under the Lease commences on the Completion Date.

12.2                                 Preparation of documents

The Lease and the counterpart shall be prepared by the Landlord’s Solicitors and engrossments of the counterparts shall be delivered to the offices of the Tenant’s Solicitors at least three Business Days before the Completion Date.

12.3                                 Completion

12.3.1                       On the Completion Date (and again on the date of actual completion if later) and before completion shall take place, the Tenant shall, as a pre-condition to the Landlord’s obligation to complete, procure that there is delivered to the Landlord’s Solicitors, addressed to the Landlord, the Guarantor’s Legal Opinion.

12.3.2                       On the Completion Date:

(a)                                          the Landlord shall grant and the Tenant and the Guarantor shall accept the Lease;

(b)                                          the Landlord, the Tenant and the Guarantor shall enter into the Side Deed Variation;

(c)                                           (if and to the extent that the Tenant’s Works have been approved by the Landlord by that date) the Landlord, the Tenant and the Guarantor shall enter into the Licences to Carry out Tenant’s Works;

(d)                                          the Landlord shall pay to the Tenant the Landlord’s Contribution; and

12.3.3                       Completion shall take place at the Landlord’s Solicitors’ offices or where they reasonably require.

12.3.4                       The money due on completion shall be paid by direct credit from the Landlord’s Solicitors’ client account (which the Landlord’s Solicitors must receive as cleared funds by 2 p.m. on the day of completion) to the bank account specified by the Tenant’s Solicitors or by any other method reasonably agreed between the Landlord’s Solicitors and the Tenant’s Solicitors.

12.3.5                       If the Landlord’s Solicitors agree to complete by post it will be at the Tenant’s risk.

13.                                        VACANT POSSESSION

Vacant possession of the Premises shall be given on completion of the Lease.

14.                                        TITLE

14.1                                 The Landlord’s title to the Premises and the Property and to grant the Lease as at the date of this agreement has been deduced in full and the Tenant will be deemed to take the Lease with full knowledge of the Landlord’s title to the Premises and the Property as disclosed and, subject to clause 14.3, the Tenant will raise no objections or requisitions about them.

14.2                                 Each Lease shall be granted with full title guarantee subject to the following modifications:

14.2.1                       the covenant set out in section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to the words “and could not reasonably be expected to” in that section; and

14.2.2                       the Landlord shall not be liable under any of the covenants set out in section 3(2) of the Law of Property (Miscellaneous Provisions) Act 1994.

14.3                                 The Tenant shall be entitled to raise reasonable and proper requisitions in relation to any matter relating to the title to the Property at the Land Registry which comes into existence after the date of this agreement or in respect of matters revealed by the Tenant’s pre-completion searches at the Land Registry in form OS1 and not revealed to it by the searches which the Tenant made or which a prudent tenant would or should have made prior to the date of this agreement.

15.                                        MATTERS AFFECTING THE PREMISES

15.1                                 The Premises will be demised subject to and with the benefit of all and any of the following in existence before the actual date of completion:

15.1.1                       the matters contained or referred to in the entries appearing on the registered title to the Property except for entries to secure monies;

15.1.2                       all matters capable of registration as local land charges or otherwise whether registered or not;

15.1.3                       all notices served and proposals, requirements or agreements made (whether or not subject to confirmation) by or (as the case may be) with any competent authority or arising under statute;

15.1.4                       any unregistered interests which fall within any of the paragraphs of Schedule 3 of the Land Registration Act 2002 (when read together with paragraphs 7 to 13 of Schedule 12 of that Act);

15.1.5                       PPP leases as defined in section 90 of the Land Registration Act 2002; and

15.1.6                       all matters disclosed or which might reasonably be expected to be disclosed by searches and enquiries made by or on behalf of the Tenant or which a prudent purchaser ought to make.

15.2                                 The Tenant shall be deemed to take the Lease with full knowledge of the matters subject to which the Lease is granted and will raise no enquiries, objections or requisitions about them.

16.                                        CONDITIONS

16.1                                 This agreement incorporates the Conditions, except to the extent that they are varied or excluded by or are inconsistent with the terms set out in this agreement. References to “Seller” and “Buyer” will mean the Landlord and Tenant respectively.

16.2                                 Conditions 1.1.4, 1.2, 1.3.5(c), 1.3.7(e), 1.4, 2.2, 3.1.1, 3.1.2., 3.1.3, 6.1, 6.2 6.3, 6.6.2, 6.6.3, 7, 9.3 and 10 do not apply to this agreement.

16.3                                 Condition 1.1.3(b) is varied by the addition of the following words at the end of it: “or if the Seller produces reasonable evidence that the Premises will be released from such mortgages on or before the Completion Date”. Condition 8.8.1 is varied by the addition of the following at the end: “under this condition but not otherwise”.

16.4                                 Condition 1.3.2 is varied by the addition of the words: “at the address and with the reference (if any) stated in the contract” after the words “party’s conveyancer”.

16.5                                 Condition 1.3.3 does not apply and the following wording is substituted for it: “Transmission by fax is a valid means of giving a notice or delivering a document where delivery of the original document is not essential provided all relevant parts of the document or notice are received by the intended recipient in a legible state. Transmission by email is not a valid means of giving a notice or delivering a document”.

16.6                                 Condition 1.3.7(a) is varied by the deletion of the words “first class post” and the addition in their place of the words “a registered post service within the meaning of the Postal Services Act 2000”. Condition 1.3.7(b) does not apply to this agreement. Condition 1.3.8 does not apply to this agreement.

16.7                                 Condition 6.4.2 is varied by the deletion of the words “if to do so is reasonable” and the addition in their place of the words “if the contract so states” and by the deletion of the words “or obtain, pay for” and the addition of the words “at the Buyer’s expense” in their place, and by the addition of the following at the end: “The Seller shall not be required to include any matter in the statutory declaration which is not, after reasonable enquiry within its personal knowledge.”

16.8                                 Condition 8.1.2 is varied by the deletion of the words “after 2.00 p.m.” and the addition of the words “by the bank account specified by the Seller’s Solicitors for the purpose after 2.00 p.m.” and by the addition of the words “(as amended or supplemented by this agreement)” after the words “8.3 and 9.3”.

16.9                                 Condition 8.3.3 is varied by the deletion of the word “buyer” and the addition in its place of the word “seller” and the deletion of the words “from the beginning” and the addition in their place of the words “to the end”.

17.                                        ENTIRE AGREEMENT

17.1                                 The parties acknowledge that this agreement and any document annexed to it contain all of the express terms of the agreement between them.

17.2                                 The Tenant and the Guarantor acknowledge that:

17.2.1                       except for the written replies made by the Landlord’s Solicitors to the formal written pre-contract enquiries made by the Tenant’s Solicitors or as contained in other written correspondence between the Landlord’s Solicitors and the Tenant’s Solicitors (including e mail), they have not relied on, or taken into account any statement or representation made by or on behalf of the Landlord, whether written or oral (and including any made negligently), in deciding to enter into this agreement; and

17.2.2                       they shall not be entitled to make any requisition or claim in respect of the state of repair or condition of the Premises or the compliance or non-compliance of the Premises or its use with any legislation.

17.3                                 Condition 9.1.1 is varied to read: “If any plan or statement in the contract or in the written replies made by the Landlord’s Solicitors to any formal written enquiry made by the Tenant’s Solicitors before the date of this agreement is or was misleading or inaccurate due to any error or omission the remedies (including any remedy based on negligence) available are as follows.”

17.4                                 Nothing in this clause 17 will operate to limit or exclude any liability for fraud.

18.                                        STATE AND CONDITION

Other than in respect of the Landlord’s obligations in respect of the Works, the Landlord makes no warranty or representation as to the state and condition of the Premises or the Property nor that the Premises may be used for the use permitted by the Lease or for any other purpose (whether by reason of the state and condition of the Premises or otherwise).

19.                                        DEALING WITH THIS AGREEMENT

This agreement is personal to CRA International (UK) Ltd (incorporated and registered in England and Wales under company registration number 04007726) as the Tenant and the Tenant shall not assign, charge or deal in any way with the benefit of this agreement and the Landlord shall only execute the Lease in favour of the Tenant and the Guarantor and the Tenant and the Guarantor shall personally accept the Lease and execute the counterpart of the Lease.

20.                                        NO DEMISE

This agreement does not operate as a demise of the Premises and (except as expressly stated in this agreement) the Tenant has no estate, right, title or interest in the Premises or any part of it.

21.                                        CONFIDENTIALITY, PRESS RELEASE AND INTERNAL DISCLOSURE

21.1                                 Except insofar as required to comply with stock exchange or Statutory Requirements (either in the United Kingdom or in any other jurisdiction) in relation to either the Landlord or the Tenant or in relation to any company within the same Group as either of them:

21.1.1                       the terms and conditions of this agreement shall not be released by any party to the press or any periodical journal nor shall any party make any public announcement about it without the prior written consent of the Landlord or the Tenant (as the case may be), such consent not to be unreasonably withheld or delayed; and

21.1.2                       each party shall treat this agreement as confidential to it and to its advisers, bankers and other parties involved in the grant of the Lease.

21.2                                 Neither party shall issue a press release in respect of the entry into this agreement or the grant of the Lease without the consent of the Landlord or the Tenant (as the case may be), such consent not to be unreasonably withheld or delayed.

21.3                                 The Tenant may release information to its staff prior to the issue of any press release. The details and timing of the release of such information (if it contains details of the financial or commercial terms of this agreement) are to be agreed by the Landlord, acting reasonably.

22.                                        DISPUTES

22.1                                 Any dispute or difference shall be subject to and referred to the non-exclusive jurisdiction of the English Courts and shall be formally determined by legal proceedings which may review and revise any matter and any decision of any adjudicator relating to such dispute. This Agreement shall be governed by and construed in accordance with English law.

22.2                                 If there is a dispute or difference between the parties, or the parties are unable to agree a matter required or contemplated by this agreement, either party may notify the other that there is a dispute or difference by serving a written notice to that effect on the other party (a “Dispute Notice”). If a Dispute Notice is served representatives of the Landlord and Tenant having the authority to resolve the dispute or difference shall meet promptly and use reasonable endeavours acting in good faith to resolve the dispute or difference by joint discussion.

22.3                                 Either Party may give notice at any time of its intention to refer the dispute or difference if it relates to the Works to the Adjudicator.

22.4                                 If such dispute or difference is referred to the Adjudicator in accordance with clause 22.5 the then current rules of the Technology and Construction Solicitors’ Association shall apply.

23.                                        TERMINATION

23.1                                 Landlord’s right to terminate

If any of the following events occurs then the Landlord may forthwith by notice in writing to the Tenant at any time terminate this agreement without prejudice to any right or remedy of any party to this agreement against any other party in respect of any prior breach of this agreement:

23.1.1                       the Tenant and/or (as the case may be) the Guarantor:

(a)                                          is unable to pay, or has no reasonable prospect of being able to pay, its debts within the meaning of section 123 or sections 222 to 224 of the Insolvency Act 1986 (but disregarding references in those sections to proving it to the court’s satisfaction);

(b)                                          resolves or its directors resolve to enter into, or it enters into, or it or its directors commence negotiations or make any application to court in respect of, or call or convene any meeting for the approval of any composition, compromise, moratorium (including a moratorium statutorily obtained, whether as a precursor to a voluntary arrangement under the Insolvency Act 1986 or otherwise, or a moratorium informally obtained), scheme or other similar arrangement with its creditors or any of them, whether under the Insolvency Act 1986, the Companies Act 2006 or otherwise;

(c)                                           resolves, or its directors resolve, to appoint an administrator of it, or to petition or apply to court for an administration order in respect of it, or a petition or an application for an administration order is made in respect of it, or an administration order is made in respect of it, or any step under the Insolvency Act 1986 is taken to appoint an administrator of it out of court, or it enters administration;

(d)                                          requests or suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver and manager, or similar officer over or in relation to the whole or any part of its undertaking, property, revenue or assets, or any person holding security over all or any part of its undertaking, property, revenue or assets takes possession of all or any part of them or requests that such a person does so;

(e)                                           resolves or its directors resolve to wind it up, whether as a voluntary liquidation or a compulsory liquidation, or its directors take any step under the Insolvency Act 1986 to wind it up voluntarily or to petition the court for a winding-up order, or a winding-up petition is presented against it, or a provisional liquidator is appointed to it, or it goes into liquidation within the meaning of section 247 of the Insolvency Act 1986;

(f)                                            is dissolved, or is removed from the Register of Companies at Companies House, or ceases to exist (whether or not being capable of reinstatement or reconstitution) or threatens to cease to exist, or its directors apply for it to be struck-off the Register of Companies at Companies House; or

(g)                                           is, or becomes, subject to, or takes or has taken against it or in relation to it or the whole or any part of its undertaking, property, revenue or assets, any finding, step, process or proceeding in any jurisdiction other than England and Wales which is equivalent, analogous, corresponding or similar to any of the findings, steps, processes or proceedings mentioned in clauses 23.1.1(a) to 23.1.1(f), and whether or not any such finding, step, process or proceeding has been taken in England and Wales; or

23.1.2                       the Tenant and/or (as the case may be) the Guarantor ceases to carry on all of its business.

23.2                                 Termination generally

Any termination of this agreement shall be without prejudice to any right or remedy of any party to this agreement against any other party in respect of any prior breach of this agreement.

23.3                                 Effect of termination

23.3.1                       On determination of this agreement, the Tenant shall:

(a)                                          (if required by the Landlord) at its own expense immediately remove any works (including any Tenant’s Works) carried out by the Tenant at the Premises and reinstate the Premises to the same state and condition in which they were prior to the carrying out of such works; and

(b)                                          apply for the removal of any unilateral notice registered against the title to the Property at the Land Registry.

23.3.2                       Any default in carrying out such works of removal and reinstatement shall entitle the Landlord to carry out such work at the expense of the Tenant and all reasonable and proper costs and expenses incurred shall be repaid by the Tenant to the Landlord on demand and recoverable as a debt due from the Tenant.

23.3.3                       This clause 23.3 shall remain in full force and effect notwithstanding the termination of this agreement.

24.                                        GUARANTEE

24.1                                 The Guarantor confirms that it is not subject to any process of dissolution or insolvency proceedings or any other litigation proceeding that challenges the legality validity or enforceability of this agreement.

24.2                                 In consideration of the Landlord entering into this agreement with the Tenant at the Guarantor’s request the Guarantor as a primary obligation:

24.2.1                       guarantees to the Landlord that the Tenant shall promptly comply with the terms and conditions contained in this agreement and the Lease;

24.2.2                       shall indemnify and keep the Landlord indemnified against all losses, damages, costs and expenses arising as a result of any default by the Tenant in complying with the terms and conditions contained in this agreement and the Lease provided that the Guarantor’s liability under this clause shall be no greater than the liability of the Tenant in relation to the default complained of;

24.2.3                       shall execute the counterpart of the Lease (and any other document to be entered into by the Tenant) as surety for the Tenant as and when called on to do so by the Landlord;

24.2.4                       agrees that no time or indulgence granted to the Tenant by the Landlord nor any variation of the terms of this agreement nor any other thing by virtue of which but for this provision the Guarantor would have been released will in any way release the obligations of the Guarantor to the Landlord under this clause 24; and

24.2.5                       agrees that if this agreement is disclaimed by or on behalf of the Tenant under any statutory or other power or if this agreement is terminated under clause 24, the Guarantor shall if so required by the Landlord by written notice within three months after notice of a disclaimer has been received by the Landlord or after such termination enter into a new contract with the Landlord in the same form as this agreement (except for this clause 24) and the new contract shall take effect from the date of the disclaimer and the Guarantor shall pay the Landlord’s proper costs and disbursements together with VAT incurred in the preparation and completion of the new contract and execute and deliver it to the Landlord.

25.                                        VALUE ADDED TAX

25.1                                 If this agreement or anything in it gives rise to a taxable supply for Value Added Tax purposes by either party to the other, the paying party will pay to the recipient party a sum equal to that Value Added Tax in addition to any other consideration against provision of a valid Value Added Tax Invoice.

25.2                                 The Tenant declares that it has no intention of using the Premises or any part of it or of allowing it to be used whether by sub-letting or otherwise in such a way as to give rise to the disapplication of any option to tax made by the Landlord.

25.3                                 The Tenant shall indemnify and keep indemnified the Landlord against all Value Added Tax which the Landlord has to repay to HM Revenue & Customs including any under the capital goods scheme and against all Value Added Tax which is irrecoverable by the Landlord (together in each case with interest, penalties and costs) due to the disapplication of any option to tax made by the Landlord arising in any way from the use of the Premises or part or parts of it by the Tenant or anyone authorised by the Tenant for an exempt purpose.

26.                                        CONSTRUCTION INDUSTRY DEDUCTION SCHEME

26.1                                 In this clause 26 “Regulations” means the Income Tax (Construction Industry Scheme) Regulations 2005 SI 2005/2045.

26.2                                 The parties acknowledge that if the Landlord must operate the Regulations in respect of the Landlord’s Contribution the Landlord shall make payment gross, or under deduction of basic rate or higher rate tax as directed for the time being by HM Revenue & Customs, in compliance with Regulation 6 of the Regulations.

26.3                                 In a case where the Tenant is not registered to receive payment gross, the Tenant shall provide the Landlord with details of the total amount included in the Landlord’s Contribution that represents the direct cost of materials used or to be used in carrying out the construction operations under this agreement to enable the Landlord to discharge its obligations to provide a monthly return under section 70 of the Finance Act 2004 and Regulation 4 of the Regulations.

26.4                                 The Tenant shall promptly inform the Landlord of any change in its status under the Construction Industry Scheme or if any other fact or circumstance may affect the Landlord’s ability to comply with its obligations under the Construction Industry Scheme pursuant to this agreement.

26.5                                 Where any error or omission has occurred in calculating or making a deduction from the Landlord’s Contribution such that an over-deduction is made, the Landlord shall correct that error by making a payment to the Tenant of the sum over-deducted.

26.6                                 Where any error or omission has occurred in calculating or making a deduction from the Landlord’s Contribution such that an under-deduction is made the Tenant shall correct that error by payment to the Landlord of the sum which should have been but was not deducted.

26.7                                 The Tenant agrees with the Landlord that the Tenant shall comply with the Construction Industry Scheme in the event that it becomes a contractor as defined in section 59 of the Finance Act 2004 in relation to any action taken or payments made in connection with this agreement.

27.                                        NON-MERGER

The provisions of this agreement shall remain in full force and effect (notwithstanding completion of the Lease) to the extent that they remain to be complied with.

28.                                        NO PARTNERSHIP

This agreement is not intended to create any partnership between any of the parties to this agreement.

29.                                        NOTICES

Notices to:

29.1                                 the Landlord shall be marked for the attention of Shinichi Kagitomi at Mitsubishi Estate London Limited, Cannon Place, 78 Cannon Street, London EC4N 6AF with copies to:

29.1.1                       the Landlord by e mail at kagitomi@mitsubishi-estate.co.uk; and

29.1.2                       the Landlord’s Solicitors marked for the attention of Hugh Picton Phillipps at CMS Cameron McKenna Nabarro Olswang LLP, Cannon Place, 78 Cannon Street, London EC4N 6AF and sent by e mail to hugh.pictonphillipps@cms-cmno.com;

29.2                                 the Tenant shall be marked for the attention of Amanda Olsen at CRA International (UK) Limited, 8 Finsbury Circus ondon EC2M 7 EA with copies to:

29.2.1                       the Tenant by e mail at aolsen@crai.co.uk;

29.2.2                       the Tenant’s Solicitors marked for the attention of Andrew Stobbart at Bird & Bird LLP, 12 New Fetter Lane London EC4A 1JP and sent by e mail to andrew.stobbart@twobirds.com.

29.3                                 the Guarantor shall be marked for the attention of Chad Holmes, Chief Financial Officer, Executive VP & Treasurer, Charles River Associates, 200 Clarendon Street, Boston, MA 02116 United States of America with copies to:

29.3.1                       the Guarantor by e mail at cholmes@crai.com; and

29.3.2                       the Tenant’s Solicitors marked for the attention of Andrew Stobbart at Bird & Bird LLP, 12 New Fetter Lane London EC4A 1JP and sent by e mail to andrew.stobbart@twobirds.com.

30.                                        COSTS

Unless expressly stated the parties to this agreement will be responsible for their own costs and the costs of their solicitors and surveyors in connection with the preparation, negotiation and completion of this agreement, the grant of the Lease and the completion of other documents envisaged by this agreement.

31.                                        CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

Unless expressly stated nothing in this agreement will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

32.                                        NOTING OF THE AGREEMENT

The Tenant shall not be entitled to note this agreement or the Lease or any rights granted in the Lease against the Landlord’s title other than by virtue of a unilateral notice and shall not without the consent of the Landlord (which may be withheld in the Landlord’s absolute discretion) send this agreement or a copy thereof to the Land Registry provided always that this clause shall not prevent the Tenant making an application for first registration of the Lease nor an application to note rights granted in the Lease after completion.

33.                                        GOVERNING LAW AND JURISDICTION

33.1                                 This agreement and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

33.2                                 The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this agreement or its subject matter or formation (including non-contractual disputes or claims).

34.                                        EXCLUSION OF THE 1954 ACT

34.1                                 The Landlord and the Tenant confirm that before this agreement was entered into:

34.1.1                       a notice complying with Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 which relates to the tenancy to be created by the Lease was served by the Landlord on the Tenant on 17th November 2017; and

34.1.2                       a statutory declaration dated 20th November, 2017 complying with paragraph 8 of Schedule 2 to that Order was made by Andrew Stobbart, whom the Tenant confirms was duly authorised by the Tenant to make the statutory declaration on its behalf.

This agreement has been entered into on the date stated at the beginning of it.

SCHEDULE 1
PREMISES

Premises on the part third floor within the Property as shown (for the purpose of identification) edged red on Plan 1 as follows:

Premises	Target Area - NIA	Rent — per sq. ft.	Allocated female lockers	Allocated male lockers	Allocated cycle spaces
Part Third Floor	7,366 sq. ft.	£63.50	4	3	7

14.3m
City and County of the City of London
Boro Const, GL Assy Const & LB Bdy
CR
DOMINION STREET
Bank
110 to 120
SOUTH PLACE MEWS
SOUTH PLACE
Bank
13.9m
CR
PH
Finsbury Circus House
Britannic House
FINSBURY CIRCUS
Bandstand
Rail
LAND REGISTRY
THIRD FLOOR
WilkinsonEyre
01

SCHEDULE 2
WORKS

1

8 Finsbury Circus
L03 Tenancy Split - Summary Scope Specification

To be read in conjunction with 00803-10-SK-1817 & 1818 for scope.

Phase 1

New tenancy demise wall to be plasterboard system along GL:D5 and between GL:B2 & GL:B3 as shown. Walls are to be slab to slab construction with raised floor, ceiling and any affected services amended to suit.

Walls
To be British Gypsum plasterboard system with paint finish (IWS-101A - 120min FR 55dB RW)

Ceilings
Plasterboard margin (CLG-101) to be introduced as shown. Accessible metal ceiling (CLG-201) to be amended to suit new partition line.

Fire Barrier
To be omitted to suit new plasterboard wall system to underside of slab.

Raised Floor
Raised access floor (RAF-101) to be amended locally to suit new wall line.

Door
Temporary timber door to escape corridor.

Services
To be relocated as required to suit – indicative locations shown on RCP

Phase 2

Lift lobby design to be extended continuing the same specification of finish to new extents. New fire escape corridor to be introduced.

Fire Escape Corridor

Walls
To be British Gypsum plasterboard system with paint finish (IWS-101A - 120min FR 50dB RW)

Raised Floor
Raised access floor (RAF-101) to be amended locally to suit new wall line.

Floor Finish
Carpet tile finish (FL-601)

Door from Tenancy to Escape Corridor
Timber door – Paint Finish RAL 9010 – 60min FR (DRS-101 / INTD-11) + cavity barrier as required to underside of structural opening.

Ceilings
Plasterboard ceiling (CLG-101)

Services

1

- Amendments to lighting and emergency lighting to suit new corridor removal of fittings within open plan.
- Install new lighting and emergency lighting in corridor from LL electrical lighting control system.
- Amendment to fire alarm/voice alarm in open plan area
- New fire alarm and voice evacuation speakers to suit new corridor.
- Amendments to sprinklers within open plan area to suit new layout.
- Amendments to supply and extract ductwork Repositioning Fire dampers to corridor wall and fire rating across corridor.
- Re position FCU supply grilles to suit new layout

Extended Lift Lobby

Walls
To be British Gypsum plasterboard system with paint finish (IWS-101A - 120min FR 55dB RW)

Raised Floor
Raised Calcium Sulphate Floor (RAF-102)

Floor Finish
Peitra Serena natural limestone floor tile (FL-201) – grout, mastic and sealants to match existing. Movement joint as required to existing as built line – to match existing.

Door to Lift Lobby to Escape Corridor
Timber door – Black American Walnut Veneer finish – 60min FR (DRS-101 / INTD-11) + cavity barrier as required to underside of structural opening. Access control requirements TBC.

Door to Lift Lobby to Office Tenancy
Existing Stewart Fraser fire rated glazed door (DRS-301 / INTD-01) to be relocated as shown. + cavity barrier as required to underside of structural opening. Access control containment / green break glass / red call point to be relocated accordingly.

Ceiling A
Lindner metal drop and slide ceiling with feature lighting detail to be continued to new extents as shown (CLG-204). Detail to match existing

Ceiling B
Plasterboard ceiling (CLG-101) above escape door.

Services

- Extend lighting though detail in expanded lobby
- Add additional emergency lighting in extended lobby entrance.
- Relocate any security provision to doors
- Check CCTV camera coverage of new door position
- Amendment to fire alarm/voice alarm to suit extended lobby
- Extend return air ventilation grille along bulkhead detail.
- Extending the tenant water service into new demise.

2

SOUTH PLACE
SOUTH PLACE MEWS
FINSBURY CIRCUS
Finsbury Circus House
Britannic House
DERBRON STREET
13.9m
14.3m
LAND REGISTRY

3

4

5

AWAITING COMMENTS

AREA PLAN

8 FINSBURY CIRCUS

LONDON EC2

Third Floor - Proposed Split

Net Internal Area

TOTAL NIA:		1819.3 sq m	19583 sq ft

Dwg No. 34081-005-PS-A3

Issue B — October 2017

Scaled for presentation purposes

Plowman Craven

Regulated by RICS

6

Signed by Yuichiro Shioda,	)
a duly authorised signatory for and on	)
behalf of	)
MITSUBISHI ESTATE LONDON LIMITED	)
/s/Yuichiro Shioda
Director

Signed by	)
a duly authorised signatory for and on	)
behalf of	)
CRA INTERNATIONAL UK LIMITED	)
/s/ Chad M. Holmes
Director

Signed by	)
a duly authorised signatory for and on	)
behalf of	)
CRA INTERNATIONAL, INC.	)
/s/ Chad M. Holmes
Authorised signatory

7

APPENDIX 1
LEASE

DATE:                              201[•]

LEASE
RELATING TO
PART THIRD FLOOR, 8 FINSBURY CIRCUS, LONDON EC2

Between

MITSUBISHI ESTATE LONDON LIMITED

and

CRA INTERNATIONAL (UK) LIMITED

and

CRA INTERNATIONAL, INC

CMS Cameron McKenna Nabarro Olswang LLP

Cannon Place

78 Cannon Street

London EC4N 6AF

T +44 20 7367 3000

F  +44 20 7367 2000

cms.law

1.	Definitions	28

2.	Interpretation	32

3.	Grant and Term	34

4.	Rights Granted	34

5.	Rights Reserved and Regranted	36

6.	Third Party Rights over the Premises	37

7.	Payment of Rents	38

8.	Rent Review	38

9.	Other Financial Matters	41

10.	Insurance	43

11.	Service Charge	46

12.	State And Condition of the Premises	52

13.	Use of the Premises	54

14.	Dealings	55

15.	Legal Requirements and Regulations	60

16.	Landlord’s Covenant for Quiet Enjoyment	62

17.	Limit on Landlord’s Liability	62

18.	Forfeiture	62

19.	Miscellaneous	65

20.	Guarantee and Indemnity	69

Annexure 1 Plans		78

Annexure 2 Base Building Specification		79

Annexure 3 Cat A Specification		80

LAND REGISTRY PRESCRIBED CLAUSES

LR1. Date of lease

[•]

LR2. Title number(s)

LR2.1 Landlord’s title number(s)

NGL66474

LR2.2 Other title numbers

None.

LR3. Parties to this lease

Landlord

MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at Cannon Place, 78 Cannon Street, London EC4N 6AF.

Tenant

CRA INTERNATIONAL (UK) LIMITED (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 8 Finsbury Circus, London EC2M 7EA.

Other parties

CRA INTERNATIONAL, INC. (incorporated and registered in Massachusetts, United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116 and whose address for service in England and Wales is at 8 Finsbury Circus, London EC2M 7EA.

LR4. Property

The Property as specified in this lease in the definition of the Premises at clause 35.

In the case of a conflict between this clause and the remainder of this lease then, for the purposes of registration, this clause shall prevail.

LR5. Prescribed statements etc.

None.

LR6. Term for which the Property is leased

The term as specified in this lease at clause 37.

LR7. Premium

None.

LR8. Prohibitions or restrictions on disposing of this lease

This lease contains a provision that prohibits or restricts dispositions.

LR9. Rights of acquisition etc.

LR9.1 Tenant’s contractual rights to renew this lease, to acquire the reversion or another lease of the Property, or to acquire an interest in other land

None.

LR9.2 Tenant’s covenant to (or offer to) surrender this lease

None.

LR9.3 Landlord’s contractual rights to acquire this lease

None.

LR10. Restrictive covenants given in this lease by the Landlord in respect of land other than the Property

None.

LR11. Easements

LR11.1 Easements granted by this lease for the benefit of the Property

The easements granted for the benefit of the Property as specified in this lease at clause 38.

LR11.2 Easements granted or reserved by this lease over the Property for the benefit of other property

The easements granted or reserved by this lease over the Property as specified in this lease at clause 38.

LR12. Estate rentcharge burdening the Property

None.

LR13. Application for standard form of restriction

None.

LR14. Declaration of trust where there is more than one person comprising the Tenant

None.

LEASE

LAND REGISTRY

TITLE NUMBER:	NGL66474

ADMINISTRATIVE AREA:	City of London

DATE

PARTIES

(4)                                          MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at Cannon Place, 78 Cannon Street, London EC4N 6AF (the “Landlord”);

(5)                                          CRA INTERNATIONAL (UK) LIMITED (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 8 Finsbury Circus, London EC2M 7EA (the “Tenant”); and

(6)                                          CRA INTERNATIONAL, INC. (incorporated and registered in Massachusetts, United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116 and whose address for service in England and Wales is at 8 Finsbury Circus, London EC2M 7EA (the “Guarantor”).

IT IS AGREED AS FOLLOWS:

35.                                        DEFINITIONS

The following definitions apply in this Lease:

“BREEAM Certificate” means the certificate issued by the National Service Operator for the Building as assessed under the 2011 version of BREEAM (Building Research Establishment’s Environmental Assessment Method) UK New Construction Scheme;

“BREEAM Rating” means the rating awarded to the Building as stated in the BREEAM Certificate;

“Base Building Specification” means the base building specification annexed to this Lease at Schedule 4;

“Building” means 8 Finsbury Circus, London EC2 and 11, 12, 13 and 14, South Place, London EC2 shown for identification only edged red on Plan 2 and all Service Media on, over or under such land and Service Media outside such land but exclusively serving it (but excluding any Service Media which are not owned by the Landlord);

“Business Day” means a day other than Saturday, Sunday or a day on which banks are authorised to close in London for general banking business;

“Cat A Specification” means the Category A specification annexed to this Lease at Schedule 5;

“Electronic Communications Apparatus” has the meaning ascribed to it by the Communications Act 2003;

“Electronic Communications Code” means the code set out in Schedule 2 of the Telecommunications Act 1984 as amended by the Communications Act 2003 and otherwise amended from time to time;

“EPC” means both an energy performance certificate and a recommendation report (as each term is defined in The Energy Performance of Buildings (England and Wales) Regulations 2012);

“Excluded Risks” means any risk against which the Landlord does not insure (or in respect of which there is a partial exclusion to the extent that the partial exclusion applies) because insurance cover for that risk is either not ordinarily available in the London insurance market, or is available there only at a premium or subject to conditions which in the Landlord’s reasonable discretion are unacceptable or is not insured by reason of withdrawal of cover by the insurer and any other normally insurable risk that the Landlord has not insured against;

“Group” means a group of companies within the meaning of section 42 of the Landlord and Tenant Act 1954;

“Guarantor” means the third party to this deed, and/or any person who has entered into a guarantee or an authorised guarantee agreement pursuant to this Lease;

“Insurance Rent” means a fair proportion of the reasonable cost to the Landlord (including any insurance premium tax and any insurance brokerage fees) of insuring:

(a)                                          the Building against the Insured Risks for its full reinstatement cost, including the costs of demolition and site clearance, temporary works, compliance with local authority requirements in connection with any works of repair or reinstatement, architects’, surveyors’ and other professional fees and other incidental expenses, and in each case with due allowance for inflation and VAT;

(b)                                          against loss of the Rent (having regard to the provisions for the review of the Rent) for a period of five years; and

(c)                                           against public liability of the Landlord in connection with any matter relating to the Building, its occupation or use;

“Insured Risks” means:

(a)                                          fire, explosion, lightning, earthquake, flood, storm, bursting or overflowing of water tanks, pipes or other water or heating apparatus, impact, aircraft (other than hostile aircraft) and things dropped from such aircraft, terrorism, riot, civil commotion and malicious damage; and

(b)                                          such other risks as the Landlord may from time to time insure against (whether at its own discretion or at the request of the Tenant),

except to the extent that any such risk is for the time being an Excluded Risk;

“Interest Rate” means the rate of four per cent above the base lending rate from time to time of HSBC Bank plc, or if that rate is no longer published then four per cent above the rate of interest which the Landlord reasonably considers to be most closely comparable to minimum lending rates generally applicable in the United Kingdom from time to time;

“Landlord” means the first party to this deed and its successors in title and persons entitled to the reversion immediately expectant on the termination of this Lease;

“Landlord’s Energy Management Costs” means the reasonably incurred costs of the Landlord of:

(a)                                          acquiring allowances of any nature and paying all present and future taxes, duties, or assessments of any nature relating to the supply or consumption of energy, or relating to emissions consequential upon that supply or consumption (and whether those emissions are direct or indirect);

(b)                                          monitoring the supply and consumption of energy and such emissions; and

(c)                                           gathering and processing information relating to the supply and consumption of energy and to such emissions,

and in this definition “Landlord” means the group of undertakings of which the Landlord is a member for the purposes of such allowances or taxes;

“Landlord’s Surveyor” means a chartered surveyor (meaning a member of the Royal Institution of Chartered Surveyors) appointed by the Landlord, who may be an individual, or a firm or company of chartered surveyors, or an employee of the Landlord or a company which is in the same Group as the Landlord;

“this Lease” means this deed as varied or supplemented by any document which is supplemental to this deed;

“Lettable Areas” means any part of the Building (other than the Premises) which is let or is intended for letting;

“National Service Operator” means BRE Global Limited (or any of such company appointed from time to time to be the national service operator under BREEAM (Building Research Establishment’s Environmental Assessment Method) UK New Construction Scheme);

“Net Internal Area” means the net internal area (expressed in square feet) of the Premises measured in accordance with the sixth edition of the “Code of Measuring Practice: A Guide for Property Professionals” published on behalf of the Royal Institution of Chartered Surveyors;

“One Finsbury Circus” means the land and building known as One Finsbury Circus, London EC2 as the same is registered at the Land Registry at the date of this deed with title absolute under freehold title number NGL330903 and leasehold title number NGL603187;

“Permitted Use” means use as a high class offices within Use Classes B1(a) of the Town and Country Planning (Use Classes) Order 1987 (as at the date of this deed) and for purposes ancillary to such use;

“Plan” means a plan to this deed as attached to this deed at Schedule 3;

“Plant Area” means the part of the Building as is shown coloured brown on Plan 3;

“Premises” means Part Third Floor, 8 Finsbury Circus, London EC2, as shown edged red on Plan 1 bounded by and including:

(a)                                          the interior plaster and other finishes of the walls dividing the Building from other property (but excluding any other part of such walls);

(b)                                          the inner half of the non-load-bearing internal walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

(c)                                           the interior plaster and other finishes of the internal load-bearing walls dividing such premises from other parts of the Building (but excluding any other part of such walls);

(d)                                          the flooring, flooring pedestals and flooring finishes but excluding the joists, slabs or other structures supporting such flooring;

(e)                                           the ceiling finishes to the suspended ceilings and integrated lighting (but excluding any other part of the ceilings),

and including:

(f)                                            the whole of any non-load-bearing walls, columns and partitions within such premises;

(g)                                           the interior plaster and other finishes of load-bearing walls and columns within such premises (but excluding any other part of such walls and columns);

(h)                                          doors and door frames and fittings at such premises;

(i)                                              fixtures from time to time at those premises, but if those fixtures are Service Media then only if they fall within paragraph (j) below;

(j)                                             Service Media within and from time to time exclusively serving such premises and which are owned by the Landlord (but excluding any other Service Media);

but excluding:

(k)                                          the air conditioning described at paragraph 4.1 of the Category A Specification;

(l)                                              any Service Media within such premises but which do not serve such premises exclusively, or which are not owned by the Landlord; and

(m)                                      the windows and window frames at such premises;

“Rent” means until the Rent Commencement Date one peppercorn and thereafter [•] (£[•]) per annum as reviewed under this Lease or any interim rent payable under the Landlord and Tenant Act 1954; [refer to agreement for lease]

“Rent Commencement Date” means [•]; [refer to agreement for lease]

“Retained Parts” means any part of the Building other than the Premises and the Lettable Areas;

“Review Date” means 20 May 2021 and every fifth anniversary of that date and any other date when the Rent may be reviewed under this Lease;

“Service Charge” means a fair proportion of the total cost of the Landlord’s Expenses (as defined in clause 45.1) in relation to the relevant Service Charge Year;

“Service Charge Balance” means the shortfall, if any, between the Service Charge Estimate and the Service Charge;

“Service Charge Estimate” means the same fair proportion of the amount which the Landlord, or the Landlord’s Surveyor or its accountant, reasonably estimates will be the total cost of the Landlord’s Expenses (as defined in clause 45.1) in any Service Charge Year;

“Service Charge Year” means the year from and including 1 January in each year or such other date which the Landlord chooses from time to time;

“Service Media” means conduits and equipment used for the generation, passage, reception and/or storage of Utilities and all fire alarms, sprinklers, smoke detectors, dry risers, security cameras and closed circuit television apparatus;

“Service Route” means the route over the Service Yard and the Building as set out (for the purposes of identification only) on Plan 4;

“Service Yard” means the service yard forming part of One Finsbury Circus and serving One Finsbury Circus and the Building shown (for the purposes of identification only) coloured blue on Plan 5, the rights and obligations in respect of which are governed by the 1978 Transfer, the 1987 Transfer and the 2014 Deed;

“Tenant” means the second party to this deed and, except where otherwise expressly stated, its successors in title;

“Term” means the term of years granted by this deed;

“Utilities” means electricity, gas, water, foul water and surface drainage, heating, ventilation and air conditioning, smoke and fumes, signals, telecommunications, satellite and data communications and all other utilities;

“VAT” means value added tax and/or any similar tax from time to time replacing it or performing a similar fiscal function;

“1978 Transfer” means a transfer of the Adjoining Property out of a site that, at the time, comprised both the Property and the Adjoining Property dated 26 May 1978 and made between (1) Electricity Supply Nominees Limited and (2) The National Water Council (as varied by the 1987 Transfer);

“1987 Transfer” means a transfer of land forming part of the Adjoining Property by the then owner of the Adjoining Property to the then owner of the Property dated 20 August 1987 and made between (1) Greycoat Lutyens House Limited and (2) Hammerson (Amethyst) Properties Limited and Taisei Europe Limited; and

“2014 Deed” means a deed relating to development and works dated 8 August 2014 and made between (1) One Finsbury Circus London PropCo s.à r.l., (2) Mitsubishi Estate London Limited, (3) Stephenson Harwood Services Limited and (4) Stephenson Harwood LLP.

36.                                        INTERPRETATION

36.1                                 In this Lease:

36.1.1                       the contents page, headings and sub-headings are for ease of reference only and do not affect its meaning;

36.1.2                       any words following the terms “include” and “including” or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms;

36.1.3                       general words do not have a restrictive meaning because they are preceded or followed by specific words indicating a particular type, class or category;

36.1.4                       obligations owed by or to more than one person are owed by or to them jointly and severally;

36.1.5                       words in the singular include the plural and vice versa; and

36.1.6                       references to one gender include all genders.

36.2                                 In this Lease, unless otherwise specified:

36.2.1                       a reference to legislation is a reference to all legislation having effect in the United Kingdom from time to time, including:

(a)                                          directives, decisions and regulations of the Council or Commission of the European Union;

(b)                                          Acts of Parliament;

(c)                                           orders, regulations, consents, licences, notices and bye laws made or granted:

(i)                                              under any Act of Parliament; or

(ii)                                           under any directive, decision or regulation of the Council or Commission of the European Union; or

(iii)                                        by a local authority or by a court of competent jurisdiction; and

(d)                                          any mandatory codes of practice issued by a statutory body;

36.2.2                       a reference to particular legislation is a reference to that legislation as amended, modified, consolidated, re-enacted or replaced from time to time and to all subordinate legislation made under it from time to time;

36.2.3                       a reference to a person includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality);

36.2.4                       a reference to a company includes any company, corporation or any other body corporate (wherever incorporated); and

36.2.5                       references to the Premises and the Building include any part of the Premises or the Building.

36.3                                 In this Lease:

36.3.1                       an obligation of the Tenant not to do something includes an obligation not to cause or allow that thing to be done;

36.3.2                       a reference to any act or to any act or omission of the Tenant includes any act or any act or omission of any other person at the Premises or the Building with the Tenant’s express or implied authority;

36.3.3                       the rights and remedies of the Landlord under any clause are without prejudice to any other right or remedy of the Landlord;

36.3.4                       the obligations of or restrictions on the Tenant or a Guarantor under any clause, supplemental document or other instrument entered into in connection with this Lease, are without prejudice to the obligations of or restrictions on the Tenant or Guarantor, or to the rights of the Landlord under any other clause, supplemental document or other instrument entered into in connection with this Lease;

36.3.5                       a reference to the consent or approval of the Landlord means the prior consent in writing (which, if required by the Landlord, is to be contained in a deed) of the Landlord, and, where required, of any superior landlord or mortgagee of the Landlord;

36.3.6                       references to any adjoining property of the Landlord include any property adjoining or near the Premises or the Building owned, leased or occupied by the Landlord (or any company in the same Group as the Landlord) from time to time;

36.3.7                       references to the end of the Term are to the end of the Term whether before or at the end of the term of years granted by this deed;

36.3.8                       references to a fair proportion of any sum are to the whole or a proportion of that sum which is fair and reasonable in the circumstances as determined by the Landlord’s Surveyor (acting reasonably) and where there are different elements to that sum a different proportion for each element may be determined on this basis;

36.3.9                       references to a certified copy are to a copy certified by solicitors to be a true copy of the original; and

36.3.10                a requirement that a notice or other communication to be given or made under or in connection with this Lease must be signed by the person giving or making it will be deemed to be satisfied if the notice or other communication is signed on behalf of the person giving it.

36.4                                 In this deed:

36.4.1                       in clause 48 the word “security” includes a guarantee or rent deposit; and

36.4.2                       a reference to a clause, paragraph or schedule is to a clause or paragraph of or schedule to this deed and a reference to this deed includes its schedules and appendices.

37.                                        GRANT AND TERM

37.1                                 At the request of the Guarantor the Landlord, with full title guarantee but subject to the modifications in clause 37.2, leases the Premises to the Tenant for a term of years from and including [•] expiring on and including 19 May 2031, the Tenant paying the following sums, which are reserved as rent: the Rent, the Insurance Rent the Service Charge Estimate, the Service Charge Balance and any VAT payable on those sums and any interest due under this Lease. [refer to agreement for lease]

37.2                                 The Landlord’s title guarantee is modified as follows:

37.2.1                       the covenant set out in section 3(1) of the Law of Property (Miscellaneous Provisions) Act 1994 will not extend to the words “and could not reasonably be expected to” in that section; and

37.2.2                       the Landlord shall not be liable under any of the covenants set out in section 3(2) of the Law of Property (Miscellaneous Provisions) Act 1994.

38.                                        RIGHTS GRANTED

38.1                                 The Landlord grants the following rights to the Tenant:

38.1.1                       the right to use:

(a)                                          such parts of the Plant Area as may be reasonably designated from time to time by the Landlord for the purposes only of the installation and retention of tenant’s plant and associated ducts, cabling and wiring being an area of [•] square metres of the Plant Area in total; [refer to agreement for lease]

(b)                                          such part of the risers in the Building as may be reasonably designated from time to time by the Landlord for the purposes only of the installation and retention of tenant’s plant and associated ducts, cabling and wiring; and

(c)                                           those parts of the Building as lead from the Plant Area and/or the risers mentioned in clause 38.1.1(b) to the Premises as may be reasonably designated from time to time by the Landlord for the purposes only of the installation and retention of associated ducts, cabling and wiring;

38.1.2                       the right of access to and exit from (on foot only) the Plant Area over those parts of the Building which are not in the possession of any other tenant of the Landlord for the purposes only of installing, repairing, inspecting, maintaining and removing such tenant’s plant and associated ducts, cabling and wiring in accordance with clause 38.1.1;

38.1.3                       the right of access to and exit from (on foot only) the risers referred to in clause 38.1.1(b) over those parts of the Building which are not in the possession of any other tenant of the Landlord for the purposes only of installing, repairing, inspecting, maintaining and removing such Tenant’s plant and associated ducts, cabling and wiring in accordance with clause 38.1.1;

38.1.4                       the right to permit third party telecommunications providers to install and retain Electronic Communications Apparatus from and to the nearest point of connection into the providers’ networks along the routes designated by the Landlord from time to time for the purposes of operating and running the Tenant’s business from the Premises only and not for any other purpose or for use by any third party and thereafter for the Tenant to use such Electronic Communications Apparatus;

38.1.5                       the right to enter and leave the Premises on foot over such of the Retained Parts as the Landlord may reasonably designate from time to time;

38.1.6                       the right to use the Service Route to service the Premises or for such other purposes as the Landlord may permit from time to time;

38.1.7                       the right to have the name of the Tenant (or other permitted occupier(s)) displayed on any name board which may be provided by the Landlord on the Retained Parts in the Landlord’s house style;

38.1.8                       the right to have the name of the Tenant (or other permitted occupier(s)) displayed in the lift lobby of the Building immediately outside the Premises with the consent of the Landlord, such consent not to be unreasonably withheld or delayed;

38.1.9                       an exclusive right at all times to use seven lockers (three male, four female) in the lower ground floor of the Building from time to time designated by the Landlord (acting reasonably) for the Tenant’s use;

38.1.10                an exclusive right at all times to use the seven cycle spaces in the lower ground floor of the Building from time to time designated by the Landlord (acting reasonably) for the Tenant’s use;

38.1.11                the right at all times to use the toilets on the third floor of the Building;

38.1.12                the right to use such routes as are reasonably designated by the Landlord from time to time for the purposes of escape from the Premises in the case of emergency;

38.1.13                the right to use the Service Media forming part of the Building at the date of this deed which serve, but do not form part of, the Premises;

38.1.14                the right of support and protection from the rest of the Building to the extent existing at the date of this deed.

38.2                                 The rights granted by clause 38.1:

38.2.1                       unless otherwise specified, are not granted to the Tenant exclusively, but are to be used in common with the Landlord, any superior landlord, any other tenants and lawful occupiers of the Building, and other persons authorised by them;

38.2.2                       may be interrupted or varied for the purposes of any works of maintenance, repair, alteration or the replacement of any land, building, lifts or lift equipment, or Service

Media in connection with which the rights are exercised provided that there remains at all times reasonable access to the Premises and the Tenant is not prevented from using the Premises for the Permitted Use; and

38.2.3                       are to be exercised by the Tenant, and any authorised undertenant, in accordance with any reasonable regulations which the Landlord may make for the proper management of the Building.

38.3                                 The rights granted by clauses 38.1.1 to 38.1.4 are granted subject to the Tenant:

38.3.1                       obtaining the consent of the Landlord, such consent not to be unreasonably withheld or delayed;

38.3.2                       complying with the terms upon which the Landlord’s consents are granted;

38.3.3                       complying with the terms of clause 46.3 of this lease in relation to the relevant equipment installed.

38.4                                 The rights granted by clause 38.1.4 are, in addition to the conditions referred to in clause 38.3, subject to the Tenant and any provider of Electronic Communications Apparatus entering into a wayleave agreement in such form as the Landlord may reasonably require.

38.5                                 The rights granted by clauses 38.1.5 and 38.1.6 are granted subject to the condition that the Landlord or anyone authorised by the Landlord or the owner of the land affording such facility may, from time to time, by notice in writing to the Tenant, vary the route or routes of such easements and/or the location of the Service Yard provided the Landlord or the owner of the land affording such facility provides reasonable alternative easements and/or facilities at its own cost.

38.6                                 The Tenant will not be or become entitled to any right, easement or privilege that is not expressly granted by clause 38.1, and section 62 of the Law of Property Act 1925 does not apply to this Lease.

39.                                        RIGHTS RESERVED AND REGRANTED

39.1                                 The following rights are reserved from this Lease and regranted to the Landlord by the Tenant:

39.1.1                       to build, or carry out works, or permit others to do so, to any other part of the Building or on any adjoining or neighbouring property (whether or not belonging to the Landlord), or to build into any of the boundary walls, foundations or roofs of the Premises, even if such building or works lessen the access of light or air to the Premises;

39.1.2                       to inspect, connect into, repair and replace any Service Media in, on, under or over the Premises, but which do not form part of the Premises and construct Service Media at any time during the Term, on, over or under the Premises;

39.1.3                       of support and protection from the Premises for the rest of the Building;

39.1.4                       for the occupier of adjoining property at the Building to enter the Premises to carry out repairs but only if those repairs cannot reasonably carried out without such entry; and

39.1.5                       to enter the Premises to exercise any other right reserved and regranted to the Landlord by this Lease, or for any other reasonable purpose connected with this Lease or with the Landlord’s interest in the Premises or the Building.

39.2                                 The rights reserved and regranted by this Lease are reserved and regranted to the Landlord and any superior landlord or mortgagee, and may be exercised by anyone authorised by the Landlord or a superior landlord.

39.3                                 The person exercising any right of entry reserved and regranted by this Lease shall:

39.3.1                       make good at its own cost any damage caused to the Premises to the reasonable satisfaction of the Tenant;

39.3.2                       comply with the Tenant’s reasonable security requirements; and

39.3.3                       use reasonable endeavours to minimise any disturbance to the Tenant,

but shall not be under any obligation to make any other compensation to the Tenant or other occupier of the Premises for any indirect economic or consequential loss (to the extent is lawful to exclude such liability).

39.4                                 Subject to the provisions of clause 39.3 the Tenant shall allow any person who has a right to enter the Premises to enter the Premises at all reasonable times, during and outside usual business hours, provided that no less than 48 hours’ prior written notice has been given, . In cases of emergency no notice need be given and the Landlord, or another person on behalf of the Landlord may break into the Premises if entry cannot be effected in any other way, the Landlord causing as little damage as is reasonably practicable.

40.                                        THIRD PARTY RIGHTS OVER THE PREMISES

40.1                                 There are excepted from this Lease and this Lease is granted subject to:

40.1.1                       all existing rights which belong to other property, or are enjoyed by other property over the Premises or any land or Service Media over which the Tenant may exercise rights by virtue of this Lease;

40.1.2                       the matters contained or referred to in the property and charges registers of title number NGL66474 as at the date of this deed.

40.2                                 The Tenant shall comply with the matters contained or referred to in the registers referred to in clause 40.1 so far as they relate to the Premises or any rights the Tenant may exercise by virtue of this Lease.

40.3                                 The Tenant shall:

40.3.1                       not permit any third party to acquire any right over the Premises or to encroach upon the Premises and shall give the Landlord immediate written notice of any attempt to do this;

40.3.2                       take any steps which the Landlord may reasonably require to prevent the acquisition of any right over or encroachment on the Premises and such steps shall be at the Landlord’s cost unless the reason for taking such steps is as a result of an act or omission of the Tenant;

40.3.3                       not do anything that would result in the loss of existing rights which belong to the Premises and the Landlord’s interest in them and are enjoyed over adjoining or neighbouring property; and

40.3.4                       not block or obstruct any window or ventilator at the Premises unless permitted in accordance with clause 46.3.

41.                                        PAYMENT OF RENTS

41.1                                 The Tenant shall pay to the Landlord the Rent, the Service Charge Estimate and any VAT payable on those sums without deduction, recoupment or set-off (whether legal or equitable) unless required to do so by law in four equal instalments in advance on the usual quarter days, and shall pay the Insurance Rent within 10 Business Days of demand and the Service Charge Balance and any VAT on it within 10 Business Days of demand (whether such demand is made and received before or after the end of the Term) and interest in accordance with clause 43.7.

41.2                                 The Tenant shall pay the first instalment of the Rent and any VAT due on it to the Landlord on the Rent Commencement Date, and the first instalment is to be a proportionate amount for the period from and including the Rent Commencement Date, until the next quarter day.

41.3                                 The Tenant shall pay the first instalment of the Service Charge Estimate and any VAT due on it to the Landlord on the date of this deed, and the first instalment is to be a proportionate amount for the period from and including the date of this Lease until the next quarter day.

41.4                                 If this Lease is not determined in accordance with clause 21 then:

41.4.1                       the Tenant shall be granted an additional rent free period for a period of ten months from and including the Termination Date, during which time the Rent shall be a peppercorn (if demanded); and

41.4.2                       immediately following the end of such additional rent free period, the Tenant shall pay to the Landlord on demand the amount of the Rent for the period from and including the expiry of such additional rent free period to and including the day prior to the next following usual quarter day.

41.5                                 If required by the Landlord, the Tenant shall pay the Rent and the Service Charge Estimate and any VAT on them by banker’s standing order to a bank account in the United Kingdom which the Landlord has notified in writing to the Tenant.

42.                                        RENT REVIEW

42.1                                 Open Market Rent

The following definition applies in this clause 42:

“Open Market Rent” means the annual rent at which the Premises could reasonably be expected to be let as a whole at the relevant Review Date in the open market:

(a)                                          without a fine or premium;

(b)                                          by a willing landlord to a willing tenant;

(c)                                           which would be payable after the expiry of a rent-free or reduced rent period (if any) of such length or payment or allowance of any other landlord’s contribution as would be negotiated in the open market between the willing landlord and the willing tenant at the relevant Review Date in respect only of the time needed for the willing tenant to carry out fitting-out works;

(d)                                          under a lease for a term of 10 years commencing on and including the relevant Review Date;

(e)                                           otherwise on the same terms as this Lease, except as to the amount of the Rent, and assuming that there is a rent commencement date which provides for the rent-free or reduced rent period referred to in paragraph (c) above, assuming that:

(f)                                            the Premises are available to be let with vacant possession;

(g)                                           the Premises and the Building and any land or Service Media over which the Tenant may exercise any rights by virtue of this Lease are in good and substantial repair and condition and if damaged or destroyed that they have been reinstated;

(h)                                          the Premises have been constructed to the Base Building Specification and the Cat A Specification and are ready to receive the willing tenant’s fitting-out works;

(i)                                              the Premises have a Net Internal Area of [•] ([•]) square feet; [refer to agreement for lease]

(j)                                             the Landlord (except in the case of material and persistent breach) and the Tenant have fully complied with their respective obligations in this Lease;

(k)                                          no work has been carried out on the Premises or on any other part of the Building or on any adjoining property of the Landlord by the Tenant or any undertenant or their predecessors in title before or during the Term, which would lessen the rental value of the Premises;

(l)                                              the Premises, in their assumed state, can be lawfully let, and can be lawfully used by the willing tenant for the Permitted Use  at the relevant Review Date taking into account any changes to the Permitted Use;

(m)                                      any consents or licences current or required at the relevant Review Date are available to the willing tenant; and

(n)                                          if the Landlord (or the relevant member of its VAT group) has elected to waive the exemption for the purposes of VAT in respect of the Premises, that the willing landlord has also so elected, but that if the Landlord (or the relevant member of its VAT group) has not so elected, that the willing landlord has not so elected, but disregarding:

(o)                                          any occupation of the Premises and/or the remainder of the Building by the Tenant or any authorised undertenant;

(p)                                          any goodwill attached to the Premises by reason of the Tenant or any authorised undertenant carrying on any business at the Premises or the remainder of the Building;

(q)                                          any improvements (including improvements which form part of the Premises at the relevant Review Date) carried out by the Tenant or any authorised undertenant or occupier, or their predecessors in title, before or during the Term, with the consent (if required) of the Landlord, at the cost of the person who carried out the improvement, and not pursuant to an obligation owed by the person who carried out the improvement to the Landlord or its predecessors in title;

(r)                                             any requirement and costs applicable to the removal and reinstatement relating to any improvements as referred to in paragraph (q) above; and

(s)                                            any legislation which imposes a restraint upon agreeing or receiving an increase in the Rent.

42.2                                 Determination of the revised Rent

42.2.1                       The Rent will be reviewed at each Review Date and from and including each Review Date the Rent will be the higher of:

(a)                                          the Rent reserved immediately before the relevant Review Date (disregarding any suspension of Rent under clause 44.4; and

(b)                                          the Open Market Rent at the relevant Review Date.

42.2.2                       If the Landlord and the Tenant have not agreed the Open Market Rent three months before the relevant Review Date, either may require it to be determined by a surveyor (the “Surveyor”), who will be an independent chartered surveyor appointed jointly by the Landlord and the Tenant or, if they do not agree on the identity of such surveyor, by the President of the Royal Institution of Chartered Surveyors (or any other officer authorised to carry out that function) on the application of either the Landlord or the Tenant in accordance with this Lease.

42.2.3                       The Landlord and the Tenant may agree the level of the Open Market Rent at any time before the Surveyor has determined it.

42.2.4                       The Surveyor will act as an arbitrator in accordance with the Arbitration Act 1996.

42.2.5                       If the Surveyor dies, or gives up the appointment, or fails to act in accordance with clause 42, or it becomes apparent that the Surveyor is or will become unable so to act, the Landlord and the Tenant may make a further appointment of, or application for, a substitute Surveyor.

42.2.6                       The costs of appointment and fees of the Surveyor shall be paid in such proportions as the Surveyor directs, or if no such direction is made, then equally by the Landlord and the Tenant.

42.3                                 General

42.3.1                       If the revised Rent has not been agreed or determined before the relevant Review Date, then the Tenant shall continue to pay the Rent at the rate payable immediately before the relevant Review Date and no later than five Business Days after the revised Rent has been agreed or determined the Tenant shall pay:

(a)                                          the shortfall, if any, between the Rent paid and the revised Rent for the period from the relevant Review Date until the next quarter day after payment is made; and

(b)                                          interest on the shortfall at the base rate from time to time of HSBC Bank plc calculated on a daily basis by reference to the period from each quarter day on which each part of the shortfall would have become due had the revised Rent been agreed or determined before the relevant Review Date to the date payment of the shortfall is made.

42.3.2                       If there is any legislation in force at the relevant Review Date which restricts the Landlord’s right to review the Rent in accordance with clause 42, or to receive any increase in the Rent following a review, then the date on which the legislation is repealed or amended to allow a review of or increase in the Rent, will be a further Review Date and the Landlord will be entitled to require a review of the Rent in accordance with this clause 42.

42.3.3                       A Guarantor will have no right to take part in the review of the Rent, but will be bound by it.

42.3.4                       Following the agreement of the revised Rent after each rent review, the Landlord, the Tenant and any Guarantor shall sign a memorandum recording the revised level of the Rent.

42.3.5                       Time will not be of the essence in relation to this clause 42.

43.                                        OTHER FINANCIAL MATTERS

43.1                                 Utilities

The Tenant shall pay all charges, including connection and hire charges, relating to the supply and consumption of Utilities to or at the Premises and that part of the Landlord’s Energy Management Costs which the Landlord reasonably attributes (or reasonably anticipates attributing) to the Premises (to the extent not charged to the Tenant by way of the Service Charge), and shall comply with all present or future requirements and recommendations of the suppliers of Utilities to the Premises.

43.2                                 Common facilities

The Tenant shall pay on demand a fair proportion of any costs reasonably and properly incurred or payable by the Landlord in respect of any land or Service Media outside the Building but used in connection with the Premises including costs in respect of the Service Yard pursuant to the 1978 Transfer, the 1987 Transfer and the 2014 Deed (to the extent not charged to the Tenant by way of the Service Charge). The Landlord shall at the Tenant’s request and reasonable cost provide the Tenant with evidence of such costs and the basis upon which they have been incurred.

43.3                                 Rates and taxes

43.3.1                       The Tenant shall pay and indemnify the Landlord against all present and future rates, duties, taxes and assessments of any nature charged on or payable in respect of the Premises (or in respect or by reason of any works carried out by or on behalf of the tenant at the Premises) whether payable by the Landlord, owner, occupier or tenant of the Premises and whether of a capital or income, recurring or non recurring nature except any income or corporation tax imposed on the Landlord (or any superior landlord) in respect of:

(a)                                          the grant of this deed;

(b)                                          the receipt of the rents reserved by this Lease; or

(c)                                           any dealing or disposition by the Landlord with its interest in the Premises.

43.3.2                       The Tenant shall not make any claim for relief from any of the charges referred to above which could result in the Landlord not being entitled (after the end of the Term) to the full benefit of that relief in respect of the Premises.

43.4                                 Payments relating to the Premises and other property

Where any of the charges payable under clause 43.1, 43.2 or 43.3 relates to other property as well as the Premises, the amount to be paid by the Tenant will be a fair proportion of the whole of the amount charged or payable.

43.5                                 Landlord’s costs

The Tenant shall pay to the Landlord, on demand the fees, costs and expenses reasonably properly charged, incurred or payable by the Landlord and its advisers, agents or enforcement officers in connection with:

43.5.1                       any steps taken in direct contemplation of, or in direct relation to, any proceedings under section 146 or 147 of the Law of Property Act 1925 or the Leasehold Property (Repairs) Act 1938, including the preparation and service of all notices, and even if forfeiture is avoided (unless it is avoided by relief granted by the court);

43.5.2                       preparing and serving schedules of dilapidations at any time during the Term or within six months after the end of the Term (or, if later, six months after the date the Tenant has given vacant possession of the Premises to the Landlord) and supervising any works undertaken to remedy such dilapidations in a situation where the Tenant is in breach of its obligations at the end of this Lease;

43.5.3                       recovering (or attempting to recover) any arrears of Rent or other sums due to the Landlord under this Lease, including the costs of preparing and serving any notice under section 17 of the Landlord and Tenant (Covenants) Act 1995 and any costs associated with the Landlord’s remedies of taking control of goods or execution;

43.5.4                       if the Landlord reasonably considers that there has been a breach by the Tenant of its covenants under this Lease any investigations or reports reasonably and properly carried out to determine the nature and extent of any breach by the Tenant of its obligations in this Lease;

43.5.5                       any steps reasonably and properly taken to procure that a breach by the Tenant of its obligations under this Lease is remedied; and

43.5.6                       (such fees costs and expenses also being reasonable) any application for a consent of the Landlord (including the preparation of any documents) which is needed by virtue of this Lease, whether or not such consent is granted and whether or not the application is withdrawn.

43.6                                 VAT

43.6.1                       Where the Tenant is to pay the Landlord for any supply made to the Tenant by the Landlord, the Tenant shall also pay any VAT which may be payable in connection with that supply.

43.6.2                       Where the Tenant is to pay the Landlord the costs of any supplies made to the Landlord, the Tenant shall also pay the Landlord any VAT payable in connection with that supply, except to the extent that the Landlord is able to obtain a credit for the VAT from HM Revenue & Customs.

43.7                                 Interest

If the Rent is not paid to the Landlord on the due date for payment or if any other sum payable under this Lease is not paid to the Landlord within five Business Days of the due date for payment or if the Landlord refuses to accept any Rent or other such sum when the Tenant is, or may be, in breach of any of its obligations in this Lease, the Tenant shall pay interest to the Landlord on such sum at the Interest Rate for the period from and including the due date until payment (both before and after any judgment) or until payment is accepted by the Landlord (as the case may be).

44.                                        INSURANCE

44.1                                 Landlord’s obligations

The Landlord shall insure the Building, other than any part installed by or on behalf of the Tenant or any other occupier against the Insured Risks, through a reputable agency chosen by the Landlord and subject to any exclusions, excesses and conditions as may be usual in the insurance market at the time or required by the insurers, or reasonably required by the Landlord and shall use all reasonable endeavours to ensure that rights of subrogation against the Tenant are waived

44.2                                 Reinstatement

If the Premises are damaged or destroyed by an Insured Risk, then:

44.2.1                       unless payment of any insurance money is refused because of any act or omission of the Tenant and the Tenant has failed to comply with clause 44.3.8; and

44.2.2                       subject to the Landlord being able to obtain any necessary consents (which the Landlord shall use reasonable endeavours to obtain) and to the necessary labour and materials being and remaining available, the Landlord shall use the insurance money it receives, except money received for loss of rent, in repairing and reinstating the Building (other than any part which the Landlord is not obliged to insure) or in building reasonably comparable premises as soon as reasonably practicable and the Landlord shall make up any shortfall out of its own monies.

44.3                                 Tenant’s obligations

The Tenant shall:

44.3.1                       pay the Insurance Rent in accordance with this Lease;

44.3.2                       pay within 10 Business Days of demand any increase in the insurance premium for the Building or any adjoining property of the Landlord which is attributable to the use of the Premises, or anything done or omitted to be done on the Premises by the Tenant or any other occupier of the Premises;

44.3.3                       pay within 10 Business Days of demand a fair proportion of the costs incurred or payable by the Landlord in connection with the Landlord obtaining a valuation of the Building for insurance purposes, as long as such valuation is made at least three years after any previous such valuation;

44.3.4                       comply with the requirements of the insurers relating to the Premises;

44.3.5                       not do or omit to do anything which may make any insurance of the Building or of any adjoining property of the Landlord taken out by the Landlord or any superior landlord void or voidable, or which would result in an increase in the premiums for such insurance;

44.3.6                       give the Landlord written notice as soon as reasonably practicable of any damage to or destruction of the Premises by an Insured Risk;

44.3.7                       pay the Landlord within 10 Business Days of demand the amount of any excess required by the insurers in connection with that damage or destruction;

44.3.8                       pay the Landlord within 10 Business Days of demand an amount equal to any amount which the insurers refuse to pay, following damage or destruction by an Insured Risk to any part of the Building or any adjoining property of the Landlord, because of any act or omission of the Tenant;

44.3.9                       pay the Landlord within 10 Business Days of demand the costs reasonably incurred by the Landlord in preparing and settling any insurance claim relating to the Premises (or a fair proportion of such costs in relation to the Retained Parts or the Building as a whole) arising, in any case, from any insurance taken out by the Landlord;

44.3.10                not take out any insurance of the Premises against the Insured Risks in its own name other than in respect of any part of the Premises installed by or on behalf of the Tenant or any undertenant or any other occupier, and if the Tenant has the benefit of any such insurance, the Tenant shall hold all money receivable under that insurance upon trust for the Landlord; and

44.3.11                if reasonably requested by the Landlord remove its fixtures and effects from the Premises if reasonably necessary to allow the Landlord to repair or reinstate the Premises following damage or destruction by an Insured Risk or an Excluded Risk.

44.4                                 Suspension of Rent and Service Charge

44.4.1                       If the whole of the Premises or any part which the Landlord is obliged to insure or any essential Service Media or any areas of the Building over which the Tenant exercises rights granted by this Lease, are damaged or destroyed by an Insured Risk or an Excluded Risk so as to make the Premises or any part which the Landlord is obliged to insure, unfit for occupation or use or inaccessible, the Rent and Service Charge (or a due proportion of them determined by the Landlord (acting reasonably) according to the nature and extent of the damage) will, subject to clause 44.4.2, be suspended from the date of damage or destruction for a period of five years, or, if sooner, until the Premises, or such part, have been made fit for occupation and use or accessible or the relevant Service Media are repaired or restored and the Landlord shall repay to the Tenant any Rent paid in advance for the period following the date of damage or destruction.

44.4.2                       The Rent will not be suspended to the extent that any loss of rent insurance has been made ineffective, or payment of it has been refused by the insurers because of any act or omission by the Tenant unless the Tenant has complied with the provisions of Clause 44.3.8.

44.4.3                       If the Service Charge is suspended pursuant to this clause 44.4 then the Landlord’s obligation under this Lease to provide the Services shall also be suspended for the same period.

44.4.4                       If and to the extent that any period during which the Rent or a fair proportion of it is suspended pursuant to clause 44.4.1 (a “Rent Cesser Period”) coincides with the period prior to the Rent Commencement Date (the “Rent Free Period”), then the Rent Commencement Date shall be delayed by a period equivalent to the overlap between the Rent Cesser Period and the Rent Free Period (such period starting on the date on which the suspension of the Rent would otherwise have ended pursuant to clause 44.4.1) and where a fair proportion of the Rent is suspended, the period of overlap shall be such period as reflects that fair proportion.

44.5                                 Termination after end of Rent suspension period

44.5.1                       This clause 44.5 applies if the Rent is suspended pursuant to clause 44.4.1 by reason of the whole (or substantially the whole) of the Premises being unfit for occupation or use or inaccessible and the Landlord has either:

(a)                                          not commenced the relevant works to be carried out pursuant to clause 44.2 within the period of two years from the date of damage or destruction; or

(b)                                          not substantially completed the relevant works required to be carried out pursuant to clause 44.2, by the end of the period of five years from the date of damage or destruction.

44.5.2                       If this clause 44.5 applies the Landlord or the Tenant may terminate this Lease by giving to the other written notice such notice not to be served until either:

(a)                                          if clause 44.5.1(a) applies and the Landlord has not then commenced the relevant works, the date which is two years from the date of damage or destruction; or

(b)                                          if clause 44.5.1(b) applies and the Landlord has not then completed the relevant works required to be carried out pursuant to clause 44.2, the date which is five years from the date of damage or destruction.

44.5.3                       Termination of this Lease pursuant to clause 44.5 will be without prejudice to any right of any party to this Lease against another for any antecedent breach of its obligations under this Lease.

44.6                                 Termination following damage by an Excluded Risk

44.6.1                       This clause 44.6 applies if the Rent is suspended pursuant to clause 44.4.1 following damage or destruction of the whole or substantially the whole by an Excluded Risk.

44.6.2                       If this clause 44.6 applies the Landlord may give written notice to the Tenant at any time within 12 months following the date of the damage or destruction stating either that the Landlord intends to repair and reinstate the Premises or that the Landlord does not intend to repair and reinstate the Premises.

44.6.3                       If the Landlord gives notice pursuant to clause 44.6.2 that the Landlord intends to repair and reinstate the Premises then subject to the Landlord being able to obtain any necessary consents and to the necessary labour and materials being and remaining available the Landlord shall repair and reinstate the Premises (other than any part which the Landlord was not obliged to insure) or build reasonably comparable premises as soon as reasonably practicable.

44.6.4                       If the Landlord gives notice pursuant to clause 44.6.2 that the Landlord does not intend to repair and reinstate the Premises then (subject to clause 44.6.6) this Lease shall determine with effect from the date such notice is given.

44.6.5                       If the Landlord fails to give any notice pursuant to clause 44.6.2 then the Landlord or the Tenant may terminate this Lease immediately by giving written notice to the other.

44.6.6                       This Lease will not determine pursuant to clause 44.6.4 if, on what would have been the date of termination pursuant to clause 44.6.4, the relevant damage or destruction has been substantially repaired.

44.6.7                       Rights under this clause 44.6 are in addition to rights under clause 44.5.

44.6.8                       Termination of this Lease pursuant to clause 44.6 will be without prejudice to any right of any party to this Lease against any other for any antecedent breach of its obligations under this Lease.

44.7                                 Insurance money

All insurance money payable will belong to the Landlord.

45.                                        SERVICE CHARGE

45.1                                 Definitions

The following definitions apply in clause 45.

“Certificate” means a statement certified by the Landlord or the Landlord’s Surveyor or its accountant, which shows:

(a)                                          the Service Charge Estimate;

(b)                                          the Landlord’s Expenses;

(c)                                           the Service Charge; and

(d)                                          the Service Charge Balance,

for the relevant Service Charge Year;

“Landlord’s Expenses” means the reasonable and proper costs (including any VAT charged on such costs to the extent that the Landlord is not able to obtain a credit for such VAT from HM Revenue & Customs) incurred or provided for by or on behalf of the Landlord in connection with all or any of the following items:

(a)                                          the Services;

(b)                                          cleaning, maintaining, carpeting and re-carpeting, decorating, lighting, treating, repairing, rebuilding and replacing and otherwise keeping in good and substantial repair the Retained Parts;

(c)                                           providing, operating, inspecting, maintaining, repairing and replacing Service Media at the Building (other than Service Media which form part of the Premises or any Lettable Unit or which do not belong to the Landlord);

(d)                                          removing any obstruction on the Retained Parts;

(e)                                           providing, operating, inspecting, insuring and maintaining, repairing and replacing any equipment, plant and machinery and other materials, which are used in providing the matters listed in this definition;

(f)                                            fuel and Utilities used on the Retained Parts or in providing the matters listed in this definition and that part of the Landlord’s Energy Management Costs which the Landlord reasonably attributes (or reasonably anticipates attributing) to the Retained Parts and to the provision of those matters;

(g)                                           maintenance and other contracts entered into for the provision of the matters listed in this definition;

(h)                                          providing, maintaining and, when reasonably necessary, renewing signs at the Building;

(i)                                              operating service yard areas for occupiers of the Building and their visitors;

(j)                                             providing and replacing refuse containers for occupiers of the Building and arranging for the collection of refuse;

(k)                                          providing, maintaining and replacing furniture and fittings for use on the Retained Parts;

(l)                                              providing, maintaining and, when reasonably necessary, replacing or altering such security systems for the benefit of the whole (or substantially the whole) of the Building, which the Landlord (in the interests of good estate management) reasonably considers appropriate and which may include the provision of alarms, closed-circuit television, barriers and other equipment, and security guards and patrols (whether employed by the Landlord or engaged as contractors);

(m)                                      providing fire detection, prevention and fighting equipment, and any signs, notices or equipment required by the fire authority for the Retained Parts and maintaining, repairing and, when necessary, replacing such items and providing such items as are required or recommended following any fire risk assessment at the Building;

(n)                                          providing a reception or security desk in the entrance hall of the Building and staffing it;

(o)                                          employing or arranging for the employment (and the termination of employment) of staff in connection with the provision of the matters listed in this definition, including the costs of insurance, staff training, pension and welfare contributions and the provision of clothing, tools and equipment and the provision of accommodation and a notional rent for that accommodation reasonably determined by the Landlord incurred in connection with such employment;

(p)                                          all present and future rates, taxes, duties and assessments of whatever nature charged on, or payable in respect of, the Retained Parts or in respect of the Building as a whole;

(q)                                          complying with any legislation relating to the Retained Parts or the Building as a whole;

(r)                                             complying with or, where the Landlord reasonably considers it appropriate i, contesting the requirements or proposals of the local or any other competent authority in respect of the Retained Parts or of the Building as a whole;

(s)                                            complying with the matters referred to in clause 40.1 insofar as they relate to the Retained Parts or the Building as a whole;

(t)                                             abating any nuisance to the Building;

(u)                                          leasing any item used in providing the matters listed in this definition;

(v)                                          commitment fees, interest and any other cost of borrowing money, where necessary, to finance the matters listed in this definition;

(w)                                        obtaining any professional advice which may from time to time reasonably be required in relation to the management of the Building or the provision of the matters listed in this definition;

(x)                                          the fees of managing agents retained by the Landlord for the management of the Building, the provision of the matters listed in this definition and the collection of service charges (including the Service Charge Estimate and the Service Charge

Balance) due from the Tenant and the other occupiers of the Building (or where any of those tasks is carried out by the Landlord a reasonable charge of the Landlord for that task), but not any such costs arising by reason of those rents or service charges being in arrears;

(y)                                          preparing (and auditing) the Certificate (whether by the Landlord or the Landlord’s Surveyor or its accountants); and

(z)                                           any other works, services, amenities or facilities which the Landlord from time to time reasonably considers desirable for the purpose of maintaining, improving or modernising the Building or any services, amenities or facilities at or for the Building and which are (or may be) for the general benefit of all, or substantially all, of the occupiers of the Building and are in accordance with the principles of good estate management, but excluding:

a)                                              any cost which the Landlord recovers under any other clause, or from any insurance taken out by the Landlord, where the Tenant is obliged to refund the Landlord the whole or any part of the premium;

(aa)                                   costs incurred in relation to the marketing or letting of empty premises within the Building or the renewal of a letting or rent collection or rent review for any letting in the Building;

(bb)                                   costs of administering applications for consent to assign, sublet or alter by tenants or occupiers of the Building but not the Tenant;

(cc)                                     costs for which the Tenant or any other tenant or occupier is wholly responsible under the terms of their lease (or other arrangements by which they use or occupy premises within the Building);

(dd)                                   costs incurred by the Landlord in the enforcement of any covenant or obligation for which the Tenant or any other tenant or occupier is individually responsible under the terms of their lease (or other arrangements by which they use or occupy premises within the Building);

(ee)                                     costs recovered under the Landlord’s insurance of the Building provided that any excess payable in respect of any claim shall be payable in accordance with clause 44.3.7;

(ff)                                       any costs incurred by the Landlord in reinstating damage or destruction as a result of an Excluded Risk (but without prejudice to the Landlord’s rights against the Tenant in the event that such damage or destruction is a result of an act or omission of the Tenant);

“Services” means:

(a)                                          cleaning, maintaining, decorating, treating and repairing the Retained Parts;

(b)                                          lighting the Retained Parts;

(c)                                           cleaning the outside of the windows of the Building;

(d)                                          heating and providing air-conditioning for the internal areas of the Retained Parts between such hours and at such times of the year as the Landlord in its discretion, considers appropriate;

(e)                                           furnishing and carpeting the internal areas of the Retained Parts;

(f)                                            providing hot and cold water, towels and other supplies in the lavatories on the Retained Parts; and

(g)                                           providing and replacing refuse containers for occupiers of the Building and arranging for the collection of refuse.

45.2                                 Landlord’s obligations

45.2.1                       The Landlord shall provide the Services and incur the Landlord’s Expenses in accordance with the principles of good estate management and to a standard commensurate with a high class City of London office building and the Landlord shall have due regard to the RICS Service Charges in Commercial Property Code applicable from time to time (or an equivalent replacement code).

45.2.2                       The Landlord will have no liability for any failure or interruption of any Service:

(a)                                          during the proper inspection, maintenance, repair or replacement of any relevant Service Media or equipment;

(b)                                          resulting from a shortage of fuel, water, materials or labour;

(c)                                           resulting from a breakdown of any equipment used in connection with the provision of the Services,

or for any other reason beyond the reasonable control of the Landlord.

45.2.3                       In the circumstances mentioned in clauses 45.2.2(a), 45.2.2(b) and 45.2.2(c) the Landlord shall use reasonable endeavours to cause as little interruption as reasonably practicable and restore the relevant Service as soon as is reasonably practicable and consult with the Tenant on any steps likely to impact on the Tenant’s use and occupation of the Premises.

45.2.4                       The Landlord shall produce the Certificate to the Tenant as soon as practicable after the end of the Service Charge Year.

45.2.5                       The Landlord shall, but at the cost of the Tenant, allow the Tenant to inspect any invoices and receipts for the Services as long as the Tenant has given the Landlord reasonable written notice.

45.3                                 Obligations in respect of defects

45.3.1                       The following definitions apply in this clause 45.3:

“Defect” means a defect in the works of the original construction of the Building attributable to faulty design or faulty workmanship and/or faulty materials (excluding any snagging matters identified at or about the date of practical completion);

“Defects Policy” means the insurance policy in respect of Defects with policy number 25045204FSD;

45.3.2                       This clause 45.3 applies if and to the extent that in the period of 12 years from and including 22 April 2016 any Defect in the original construction of the Building would result in the Tenant meeting costs incurred by the Landlord through the payment of Service Charge.

45.3.3                       Neither the Landlord nor the Tenant shall do or permit anything to be done that would invalidate the Defects Policy

45.3.4                       If this clause 45.3 applies, the Landlord covenants with the Tenant to either:

(a)                                          (if a Defects Policy is placed, is still extant and extends to the relevant Defect) make and thereafter promptly progress a claim under the Defects Policy in respect of a Defect; or

(b)                                          (unless clause 11.3.4(a) applies or to the extent that any claim under the Defects Policy is unsuccessful) use reasonable endeavours to enforce the terms of any relevant third party against whom the Landlord has the benefit of a collateral warranty or other contractual or tortious remedy in respect of a Defect, and, subject to clauses 45.3.4 and 45.3.5, the Landlord shall in respect of any sums recovered pursuant to this clause, account to the Service Charge and/or use the sums recovered in rectifying the relevant Defect (as applicable) but:

(c)                                           the Landlord shall not be obliged to seek to recover sums from third parties where or to the extent that the Defect in question is due to any act or omission of the Tenant;

(d)                                          the Landlord shall not be obliged to institute proceedings or to appeal or take any further proceedings against any third party unless it is advised by leading counsel experienced in the field of building litigation and construction disputes that there is at least an even prospect of success and recovery in such proceedings and the Landlord shall seek such advice where it is reasonable and proper to do so; and

(e)                                           the Landlord shall be entitled to settle or compromise any claim if, in its reasonable opinion, it is appropriate to do so in the circumstances.

45.3.5                       Until the Landlord recovers (in whole or part) the cost of making good any Defect either under the Defects Policy or from any third party (as applicable) then the Landlord shall be entitled to recover the amount so expended as Service Charge (and such costs shall be Landlord’s Expenses).

45.3.6                       The Landlord shall be entitled to:

(a)                                          recover all costs reasonably and properly incurred in discharging its obligations in this clause (including any excess under the Defects Policy) under the Service Charge (and such costs shall be Landlord’s Expenses); and/or

(b)                                          retain from any amounts recovered all expenditure reasonably and properly incurred in discharging its obligations in this clause.

45.4                                 Tenant’s obligations

45.4.1                       The Tenant shall pay the Service Charge Estimate, and any VAT on it and the Service Charge Balance, and any VAT on it as provided in clause 41.

45.4.2                       If the date of this deed does not coincide with the beginning of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is within the Term will be reduced by the proportion which the part of that Service Charge Year which is before the beginning of the Term bears to one year, and the Service Charge Estimate for that part of that Service Charge Year will be adjusted accordingly.

45.4.3                       If the end of the Term does not coincide with the end of a Service Charge Year, the Service Charge due from the Tenant for the part of that Service Charge Year which is within the Term will be reduced by the proportion which the part of that Service Charge Year which is after the end of the Term bears to one year.

45.4.4                       The end of the Term shall not prejudice the Landlord’s entitlement to demand nor the Tenant’s liability to pay the Service Charge Balance for the Service Charge Year then current, apportioned in accordance with clause 45.4.3.

45.5                                 Estimating and revising the Service Charge

45.5.1                       The Landlord shall give the Tenant a statement of the Service Charge Estimate for each Service Charge Year. Until the statement has been given, the Service Charge Estimate shall be payable at the rate of the Service Charge Estimate for the previous Service Charge Year. Once the statement has been given, the remaining instalments of the Service Charge Estimate and any VAT on them will be adjusted so as to provide for payment of the whole Service Charge Estimate for that Service Charge Year to be paid during that year.

45.5.2                       If, during a Service Charge Year, the Landlord reasonably expects the cost of the Services to increase materially above its previous estimate of the cost of the Services for that Service Charge Year, the Landlord may revise its estimate of those costs and the Service Charge Estimate will be based on that revised estimate and the remaining instalments of the Service Charge Estimate adjusted so that the revised Service Charge Estimate will have been paid by the end of that Service Charge Year. The Landlord may revise the Service Charge Estimate more than once in a Service Charge Year.

45.6                                 General provisions

45.6.1                       In the absence of manifest error, the Certificate will be conclusive as to the amount of the Service Charge.

45.6.2                       The Landlord shall notify the Tenant in writing of any change in the date of the beginning of the Service Charge Year.

45.6.3                       If the Service Charge for any Service Charge Year is less than the Service Charge Estimate (as and if revised), the balance will be credited against the instalments of the Service Charge Estimate due from the Tenant in the following Service Charge Year, or, at the end of the Term, set-off against any sums due from the Tenant to the Landlord with any balance being repaid to the Tenant.

45.6.4                       The Landlord’s Expenses for the Service Charge Year in which the beginning of the Term falls may include costs incurred or provided by or on behalf of the Landlord before the beginning of the Term so far as they relate to Services which are to be provided during the Term. The Landlord’s Expenses in any Service Charge Year may include provision for Landlord’s Expenses that will be payable by the Landlord after the end of the Term so far as such provision is reasonable and the relevant Services are provided during the Term.

46.                                        STATE AND CONDITION OF THE PREMISES

46.1                                 Repair

46.1.1                       The Tenant shall repair the Premises and keep them in good and substantial repair and condition and shall keep all plant and machinery within or forming part of the Premises in good condition and working order.

46.1.2                       The Tenant shall replace any fixtures, fittings, plant or machinery (other than tenant’s fixtures and fittings) within or forming part of the Premises which are in need of replacement with new articles of similar kind and quality.

46.1.3                       The Tenant shall regularly clean the inside of the windows at the Premises.

46.1.4                       The Tenant shall not be liable under clause 46.1 to the extent that the Landlord is obliged to carry out the relevant repair works under clause 44.2 or to the extent that the Landlord is prevented from carrying them out by reason of the matters referred to in clause 44.2.2 or in respect of damage or destruction as a result of an Excluded Risk.

46.2                                 Redecoration

The Tenant shall redecorate the inside of the Premises every five years and also in the last six months of the Term. All redecoration is to be carried out in colours and materials approved by the Landlord (except for internal redecoration carried out before the last six months of the Term) such approval not to be unreasonably withheld or delayed and to the reasonable satisfaction of the Landlord.

46.3                                 Alterations

46.3.1                       The Tenant shall not make any alterations or additions to the Premises or pursuant to the relevant rights granted to it in clause 38.1 except as permitted by clause 46.3.

46.3.2                       Subject to clauses 46.3.3 and 46.3.4, the Tenant may make alterations which are both internal and non-structural and which will not adversely affect any of the Service Media and/or the performance or life-cycle of any mechanical or electrical services or any other plant and/or equipment in the Building and/or the sound or fire integrity of the Building or the Premises without the consent of the Landlord.

46.3.3                       The Tenant shall not carry out any alterations which would adversely affect any of the Service Media and/or the performance or life-cycle of any mechanical or electrical services or any other plant and/or equipment in the Building and/or the sound or fire integrity of the Building or the Premises without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

46.3.4                       The Tenant shall not carry out any alterations or additions to the Premises which in the Landlord’s reasonable opinion materially adversely affect the energy efficiency or the Asset Rating or (where applicable) the Operational Rating or the BREEAM Rating of the Premises or the Building without the prior written consent of the Landlord provided always that before giving consent under this clause 46.3.4 the Landlord may require the submission by the Tenant to the Landlord of sufficient information to enable the Landlord to assess the impact of the proposed alterations or additions to the Premises on the energy efficiency or the Asset Rating or (where applicable) the Operational Rating or the BREEAM Rating of the Premises or the Building.

46.3.5                       In respect of any alterations that the Tenant may carry out under this Lease, the Tenant shall:

(a)                                          comply in all respects with the tenant handbook current as at the date hereof subject to such reasonable amendment as has been made on the date when such alterations or additions to the Premises are carried out;

(b)                                          carry out the works in a good and workmanlike manner with good quality materials; and

(c)                                           provide the Landlord with as-built drawings and any information reasonably required by the Landlord in relation to such works within 30 Business Days of request from the Landlord.

46.3.6                       Unless and to the extent otherwise required by the Landlord, the Tenant shall, at the end of the Term, remove any and all alterations and additions made to the Premises whether made during the Term or before the Term pursuant to an agreement for lease made between the Landlord, the Tenant and the Guarantor and dated [•] 2017 or pursuant to a tenancy at will letter between the Landlord, the Tenant and the Guarantor and dated [•] 2017 and shall reinstate the Premises and make good any damage caused by that removal to the reasonable satisfaction of the Landlord.

46.4                                 Codes of practice

The Tenant shall ensure that all works carried out at the Premises by or on behalf of the Tenant are carried out in accordance with all relevant codes of practice applicable to those works and issued by a statutory or professional body.

46.5                                 Signs and re-letting notices

46.5.1                       The Tenant shall:

(a)                                          other than in accordance with the rights granted to the Tenant pursuant to the provision of clause 38, not place, affix or display any sign, advertisement, notice, poster or other notification whatsoever on the outside of the Premises;

(b)                                          not place in the interior of the Premises so as to be visible from the outside any sign, advertisement, notice, poster or other notification;

(c)                                           other than in accordance with the rights granted to the Tenant pursuant to the provision of clause 38, not install any sign in the lift lobby of the Building immediately outside of the Premises without the consent of the Landlord (not to be unreasonably withheld or delayed);

(d)                                          keep any sign erected by the Tenant under this clause 46.5.1 or clause 38.1.9 in good repair and decoration;

(e)                                           at the end of the Term to remove any such sign, advertisement, notice, poster or other notification and make good any damage caused to the Landlord’s satisfaction; and

(f)                                            not stand, hang or display any goods, materials or things outside the Premises for display or sale or for any other purpose.

46.5.2                       The Tenant shall permit the Landlord to place a sign on the Premises at any time advertising the sale of the Landlord’s interest (or any superior interest) in the Premises and during the last six months of the Term for the re-letting of the Premises but provided that the Landlord shall not unreasonably obstruct any window at the Premises.

46.6                                 Yield up

At the end of the Term the Tenant shall yield up the Premises with vacant possession decorated and repaired in accordance with and in the condition required by this Lease.

47.                                        USE OF THE PREMISES

47.1                                 The Permitted Use

The Tenant shall not use the Premises except for the Permitted Use.

47.2                                 Obstructions

The Tenant shall not display any goods for sale outside the Premises, leave anything outside the Premises, or obstruct the Retained Parts or any other pavement, footpath or roadway adjoining or serving the Premises other than whilst temporarily unloading goods for delivery to the Premises in accordance with the tenant’s handbook current as at the date hereof subject to such reasonable amendment as has been made at the time.

47.3                                 Restrictions on use

47.3.1                       The Tenant shall ensure that noise and/or odours and/or noxious fumes and/or grease arising from the use and occupation of the Premises are contained within the Premises and the Tenant shall ensure that appropriate acoustic insulation and other prevention measures are installed to the reasonable satisfaction of the Landlord;

47.3.2                       The Tenant shall not:

(a)                                          do anything on the Premises which is illegal or immoral or which would cause a nuisance or any damage or disturbance to the Landlord or any of the other occupiers of the Building or any owner or occupier of any other property adjoining or near the Premises;

(b)                                          carry out any acts at the Premises which are noisy, noxious, dangerous or offensive or store dangerous or inflammable materials at the Premises provided that the use of products normally used for office purposes in normal quantities shall not be prohibited by this obligation;

(c)                                           allow waste to accumulate at the Premises nor allow any material which is deleterious, polluting or dangerous (to persons or property) to enter any Service Media or any adjoining property; nor

(d)                                          overload or obstruct any Service Media which serve the Premises.

47.4                                 Use of machinery

The Tenant shall not use any machinery on the Premises in a manner which causes or may cause:

47.4.1                       any damage to the fabric of the Building or any strain on the structure of the Building beyond that which it is designed to bear; or

47.4.2                       any undue noise, vibration or other inconvenience to the Landlord or any superior landlord or other occupiers of the Building or of any adjoining property.

47.5                                 Fire and security precautions

The Tenant shall comply with the requirements and recommendations of the fire authority and with any reasonable requirements of the Landlord relating to fire prevention and the provision of fire-fighting equipment at the Premises and the reasonable requirements of the Landlord in relation to the security of the Building and of the Premises while they are vacant.

47.6                                 Exclusion of warranty

The Landlord does not warrant or represent that the Premises may be used for the Permitted Use or for any other purpose.

48.                                        DEALINGS

48.1                                 General restrictions

The Tenant shall not part with or share nor agree to part with or share possession of the whole or part of the Premises or this Lease, nor allow any other person to occupy the whole or any part of the Premises, except as permitted by the remainder of this clause 48.

48.2                                 Assignments

48.2.1                       The Tenant shall not assign or agree to assign any part (as opposed to the whole) of this Lease. The Tenant shall not assign the whole of this Lease without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

48.2.2                       The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may refuse its consent to an assignment in any of the following circumstances:

(a)                                          if, in the reasonable opinion of the Landlord, the financial standing of the assignee is not sufficient to pay the Rent and other sums due under this Lease and to comply with the tenant covenants of this Lease. For these purposes the “financial standing of the assignee” means the financial standing of the assignee:

(i)               taking into account the financial standing of any guarantor who will enter into a guarantee of the assignee’s obligations pursuant to clause 48.2.3(c) and (but subject to clause 48.2.2(a)(ii)) the provision of any other security for the performance of the assignee’s obligations and the terms upon which such security is to be held; but

(ii)              ignoring any authorised guarantee and sub-guarantee which may be entered into pursuant to clauses 48.2.3(a) and 48.2.3(b) (and any sub-guarantee of such authorised guarantee agreement which may have already been entered into);

(b)                                          if the Tenant has not paid all the Rent due and other sums due and demanded under this Lease;

(c)                                           if the assignee is in the same Group as the assignor; or

(d)                                          if the assignee (being a company) is not incorporated within the United Kingdom, unless the person who is to be its guarantor pursuant to clause 48.2.3(c) (being a company) is incorporated within the United Kingdom or the assignee (being a company) is incorporated within a jurisdiction in which any judgement obtained in the United Kingdom is enforceable..

48.2.3                       The Landlord and the Tenant agree that, for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 the Landlord may give its consent to an assignment subject to any of the following conditions:

(a)                                          that, if reasonably required by the Landlord, the Tenant enter into an authorised guarantee agreement no later than the date of the instrument of the assignment, and that agreement is:

(i)               to take effect immediately following completion of the instrument of the assignment;

(ii)              to be by deed;

(iii)             to provide for a guarantee of the performance of all the tenant covenants of this Lease by the assignee from the date of the instrument of the assignment until the assignee is released by virtue of the Landlord and Tenant (Covenants) Act 1995;

(iv)             to provide for all the matters permitted by section 16(5) of that Act and is otherwise in accordance with section 16 of that Act; and

(v)              to include such further provisions as the Landlord reasonably requires;

(b)                                          that, if reasonably required by the Landlord, any person who has guaranteed the obligations of the Tenant under this Lease (otherwise than by way of an authorised guarantee agreement) and whose guarantee is subsisting immediately before completion of the instrument of the assignment enter into a sub-guarantee of the obligations of the Tenant contained in an authorised guarantee agreement entered into pursuant to clause 48.2.3(a), and that sub-guarantee is:

(i)               to take effect immediately following completion of the instrument of the assignment;

(ii)              to be by deed;

(iii)             to provide for the sub-guarantor to enter into a new lease (whether as guarantor or as tenant) if the liability of the assignee is disclaimed;

(iv)             to include such further provisions as the Landlord reasonably requires; and

(v)              to be entered into notwithstanding that that person may have already entered into such a sub-guarantee (or may have purported to have done so);

(c)                                           that, if reasonably required by the Landlord, the assignee procures a guarantor or guarantors (not being the Tenant pursuant to the condition referred to in clause 48.2.3(a)) acceptable to the Landlord (acting reasonably), to enter into a full guarantee and indemnity of the assignee’s obligations under this Lease, and that guarantee and indemnity is:

(i)               to take effect immediately following completion of the instrument of the assignment;

(ii)              to be by deed;

(iii)             to provide for the guarantor to take a new lease (as tenant) if this Lease is forfeited or if the liability of the assignee is disclaimed;

(iv)             to include such further provisions the Landlord reasonably requires; and

(v)              to be in addition to any authorised guarantee agreement entered into pursuant to clause 48.2.3(a) and sub-guarantee entered into pursuant to clause 48.2.3(b) or which may have already been entered into); and

(d)                                          that if at any time before the assignment any of the circumstance set out in clause 48.2.2 exist, the Landlord may revoke its consent to the assignment by notice to the Tenant.

48.2.4                       Clauses 48.2.2 and 48.2.3 do not limit the right of the Landlord to refuse consent to an assignment on any other reasonable ground or to impose any other reasonable condition to its consent.

48.3                                 Underlettings

48.3.1                       The Tenant shall not underlet or agree to underlet any part of the Premises (as opposed to the whole).

48.3.2                       The Tenant shall not underlet the whole of the Premises, except in accordance with the remainder of clause 48.3 and with clauses 48.4 and 48.5 and then only with the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

48.3.3                       The Tenant shall not underlet the Premises without first obtaining from the undertenant a covenant by the undertenant with the Landlord to comply with the terms of this Lease on the part of the tenant, other than as to the payment of any Rent or other sums reserved as rent by this Lease, and to comply with the obligations on the undertenant in the underlease (and any document which is supplemental or collateral to the underlease) throughout the term of the underlease or until the undertenant is released by virtue of the Landlord and Tenant (Covenants) Act 1995, if sooner.

48.3.4                       Any underlease shall be granted at the then full open market rental value of the Premises (but this will not prevent an underlease providing for a rent free period of a length as is then usual in the open market in respect of such a letting), and without a fine or premium and with the underlease rent payable not more than one quarter in advance.

48.3.5                       The Tenant shall not grant an underlease unless:

(a)                                          before the earlier of the undertenant entering into the underlease and the undertenant becoming contractually bound to do so, the Tenant has served a notice on the undertenant and the undertenant (or a person duly authorised by the undertenant) has made a statutory declaration, such notice and statutory declaration to relate to the tenancy to be created by the underlease and to comply with section 38A of the Landlord and Tenant Act 1954 and the relevant schedules of the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003; and

(b)                                          the Tenant has supplied the Landlord with a certified copy of the notice and statutory declaration referred to in clause 48.3.5(a).

48.3.6                       The Tenant shall not grant any underlease for a term which will expire by effluxion of time later than three clear days before the date the contractual term granted by this deed will expire by effluxion of time.

48.3.7                       The Tenant shall not enter into any collateral deed nor give any side letter varying or relieving the undertenant from any terms required by clause 48.3 or clause 48.4 to be contained in the underlease.

48.4                                 Terms to be contained in any underlease

Any underlease shall contain the following terms:

48.4.1                       if the term of the underlease is for more than five years, a provision for the review of the rent in the same terms as the review of the Rent in this Lease and not less frequently than on five yearly intervals (but, for the avoidance of doubt, not necessarily on the same dates as the review of the Rent in this Lease);

48.4.2                       an obligation on the undertenant not to deal with or dispose of its interest in the underlease (including by way of declaration of trust) or part with or share possession of the whole or part of that interest or permit any other person to occupy the Premises except by way of an assignment or charge of the whole of its interest in the Premises, which may only be made with the Landlord’s consent, such consent not to be unreasonably withheld or delayed, or as permitted by clause 48.8 (so that the sharing of occupation by the undertenant with a group company of the undertenant shall not require the Landlord’s consent provided that such sharing is on the same basis as set out in clause 48.8);

48.4.3                       agreements between the Tenant and the undertenant in the same terms as clauses 48.2.2 and 48.2.3 and a further agreement between the Tenant and the undertenant expressed to be for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 that the Tenant may give its consent to an assignment of the underlease subject to a condition that the assignee of the underlease enters into a covenant with the Landlord with effect from the date of the instrument of the assignment of the underlease in the terms of the covenant required by clause 48.3.3;

48.4.4                       a statement in the terms of clause 48.2.4;

48.4.5                       if this Lease requires the consent or approval of the Landlord for any matter and that matter is permitted by the underlease, a provision requiring the consent or approval of the Landlord for that matter;

48.4.6                       if this Lease requires the consent or approval of the Landlord, such consent not to be unreasonably withheld or delayed for any matter and that matter is permitted by the underlease, a provision requiring the consent or approval of the Landlord for that matter, such consent not to be unreasonably withheld or delayed; and

48.4.7                       a statement by the Tenant and the undertenant referring to the notice and statutory declaration mentioned in clause 48.3.5, and where the statutory declaration was made by a person other than the undertenant, a statement by the undertenant confirming that such person was duly authorised by the undertenant to make the statutory declaration and an agreement between the Tenant and the undertenant that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy created by the underlease, and shall otherwise be on terms consistent with this Lease.

48.5                                 Further provisions relating to underleases

48.5.1                       The Tenant shall procure that the rent in any underlease is reviewed in accordance with the underlease and shall not agree the level of any reviewed rent with an undertenant without the consent of the Landlord, such consent not to be unreasonably withheld or delayed.

48.5.2                       The Tenant shall enforce the obligations of the undertenant in any underlease and exercise its rights under the agreements made between it and the undertenant for the purposes of section 19(1A) of the Landlord and Tenant Act 1927.

48.5.3                       The Tenant shall not vary the terms of any underlease without the consent of the Landlord.

48.6                                 Charging

The Tenant shall not charge or agree to charge any part of the Premises (as opposed to the whole) and shall not charge or agree to charge the whole of the Premises without the consent of the Landlord, such consent not to be unreasonably withheld or delayed but no consent shall be required in relation to any charge over the whole of the Premises in favour of a bona fide third party bank or other financial institution created by a debenture over the whole or substantially the whole of the Tenant’s assets.

48.7                                 Declarations of trust

The Tenant shall not make any declaration of trust of the whole or any part of its interest in the Premises or this Lease.

48.8                                 Group sharing of occupation

Nothing in clause 48 will prevent the Tenant or any permitted undertenant from sharing occupation of the Premises with another member of the same Group if and so long as that other member remains a member of that Group and no relationship of landlord and tenant subsists between the Tenant or permitted undertenant and that other member. The Tenant shall keep the Landlord informed of the identity of all occupiers and of the basis of their occupation of the Premises.

48.9                                 Notification of dealings

Within 10 Business Days of any dealing with, or devolution of, the Premises or this Lease or of any interest created out of them or it, the Tenant shall give the Landlord written notice of that dealing or devolution together with a certified copy of any document effecting or evidencing the dealing or devolution (and a certified copy for any superior landlord) and shall pay the Landlord a reasonable registration fee of not less than seventy five pounds (£75) and the registration fee of any superior landlord.

48.10                          Registration at the Land Registry

48.10.1                If this Lease and/or the rights granted or reserved by this Lease are or should be registered at the Land Registry under the Land Registration Act 2002 then the Tenant shall:

(a)                                          apply to register this Lease and any assignment or other registrable disposition of this Lease at the Land Registry within 10 Business Days of the date of the grant of this Lease or the date of the instrument of assignment or other disposition requiring registration (as the case may be) and procure completion of that registration; and

(b)                                          within five Business Days of the registration of the grant, assignment, other registrable disposition of this Lease or notice against the affected titles (as the case may be) deliver to the Landlord official copies of the registered titles.

48.10.2                The Landlord shall not be liable to the Tenant for the Tenant’s failure to register and/or to protect this Lease or any rights granted by it.

49.                                        LEGAL REQUIREMENTS AND REGULATIONS

49.1                                 Legislation and planning

The Tenant shall:

49.1.1                       comply with all legislation affecting the Premises, their use and occupation and the health and safety of persons working at or visiting the Premises, whether the legislation requires the owner, landlord, tenant or occupier to comply;

49.1.2                       give the Landlord written notice of any defect in the Premises which may make the Landlord liable to do, or not to do, any act to comply with the duty of care imposed by the Defective Premises Act 1972, and shall display any notices at the Premises needed to enable the Landlord to comply with the Defective Premises Act 1972;

49.1.3                       not apply for planning permission without the consent of the Landlord, such consent not to be unreasonably withheld or delayed where the consent for the subject matter of the application is not to be unreasonably withheld or delayed under this Lease;

49.1.4                       pay any charge imposed under legislation relating to town and country planning in respect of the use of the Premises, or any works carried out at the Premises by or on behalf of the Tenant or any undertenant or occupier;

49.1.5                       in relation to community infrastructure levy (or any similar or replacement charge or levy):

(a)                                          pay any community infrastructure levy (or any similar or replacement charge or levy);

(b)                                          serve a notice assuming liability (and provide a copy of such notice to the Landlord) and not withdraw it (or carry out such equivalent or similar steps as may be required or permitted in relation to any similar or replacement charge or levy); and

(c)                                           indemnify the Landlord against all liabilities arising out of community infrastructure levy (or any similar or replacement charge or levy),

in each case in respect or by reason of any works carried out at the Premises by or on behalf of the Tenant or any undertenant or occupier; and

49.1.6                       at the end of the Term pay the Landlord a fair proportion of any compensation which the Tenant has received or which is receivable by the Tenant because of any restriction placed on the use of the Premises under any legislation.

49.2                                 Notices relating to the Premises

49.2.1                       The Tenant shall give the Landlord a copy of any notice received by the Tenant, relating to the Premises or the Building or any occupier of them, or to the Landlord’s interest in them, as soon as reasonably practicable after having received it and take any reasonable and proper steps relating to the Tenant’s use and occupation of the Premises which the Landlord may reasonably require in connection with such notice pursuant to clause 49.1.

49.2.2                       The Tenant shall not give any notice or counter-notice under the Party Wall etc. Act 1996 without the consent of the Landlord.

49.3                                 The Construction (Design and Management) Regulations 2015

49.3.1                       In this clause 49.3 “Regulations” means the Construction (Design and Management) Regulations 2015 and “File” means the Health and Safety file required by the Regulations for any project (within the meaning of the Regulations) carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises.

49.3.2                       In respect of any works carried out by or on behalf of the Tenant or any undertenant or other occupier of the Premises (including any works of reinstatement which may be carried out after the end of the Term) to which the Regulations apply:

(a)                                          the Tenant shall comply in all respects with the Regulations and procure that any person (other than the Landlord) who otherwise has any duty under the Regulations, complies with the Regulations;

(b)                                          the Tenant shall pay the Landlord on demand its reasonable costs and expenses (and any VAT in relation to them) for providing any information or documents which the Landlord may supply to any person in connection with such works; and

(c)                                           if and to the extent that the Landlord is a client for the purposes of the Regulations, the Tenant shall agree with the Landlord in writing (or the Tenant shall procure that the undertenant or other occupier of the Premises (as the case may be) agrees with the Landlord in writing), for the purpose of the Regulations, to be treated as the only client in relation to such works, and the Tenant shall not begin (or shall procure that the undertenant or other occupier (as the case may be) does not begin) to carry out such works until that agreement has been made.

49.3.3                       The Tenant shall:

(a)                                          compile, maintain and make the File available to the Landlord for inspection at all times;

(b)                                          on request provide copies of the whole or any part of the File to the Landlord; and

(c)                                           hand the File to the Landlord at the end of the Term.

49.3.4                       The Tenant shall obtain all copyright licences which are needed for the Tenant to comply lawfully with clause 49.3.

49.3.5                       The Tenant shall use all reasonable endeavours to ensure that the copyright licences obtained by the Tenant shall:

(a)                                          be granted with full title guarantee;

(b)                                          allow the Landlord and any superior landlord and anyone deriving title through or under them to take further copies of the File or any part of it;

(c)                                           be obtained without cost to any such person;

(d)                                          allow any such person to grant sub-licences on similar terms; and

(e)                                           be irrevocable.

49.4                                 Regulations

The Tenant shall comply with any regulations concerning the Retained Parts reasonably made by the Landlord from time to time.

50.                                        LANDLORD’S COVENANT FOR QUIET ENJOYMENT

The Landlord agrees with the Tenant that for so long as the Tenant complies with the terms of this Lease the Tenant may hold and use the Premises during the Term without any interruption (except as authorised by this Lease) by the Landlord or by any person lawfully claiming through, under or in trust for the Landlord.

51.                                        LIMIT ON LANDLORD’S LIABILITY

To the extent that the obligations on the Landlord contained or implied in this Lease relate to any time after a person has parted with the whole of its interest in the reversion immediately expectant on the end of the Term, they shall not be binding on or enforceable against that person after that person has parted with the whole of that interest (but without prejudice to any rights that have accrued to the Tenant in respect of the period prior to such parting with the reversion).

52.                                        FORFEITURE

52.1                                 Landlord’s right of re-entry

If any event set out in clause 52.2 occurs, the Landlord may forfeit this Lease and re-enter the Premises (or any part of them in the name of the whole). The Term will then end, but this will be without prejudice to any claim which the Landlord may have against the Tenant or a Guarantor for any failure to comply with the terms of this Lease.

52.2                                 Events giving rise to the Landlord’s right of re-entry

52.2.1                       The Rent or any other sum payable under this Lease has not been paid five Business Days after it became due, (in the case of the Rent, whether formally demanded or not).

52.2.2                       The Tenant or any Guarantor has failed to comply with any of the terms of this Lease.

52.2.3                       The Tenant or any Guarantor who is an individual (or if more than one individual then any one of them):

(a)                                          is unable to pay, or has no reasonable prospect of being able to pay, its debts within the meaning of section 268 of the Insolvency Act 1986;

(b)                                          is the subject of an application for an interim order under the Insolvency Act 1986, or it enters into, or commences negotiations in respect of, or calls or convenes any meeting for the approval of any composition, compromise, moratorium, scheme or other similar arrangement with its creditors or any of them, whether under the Insolvency Act 1986 or otherwise;

(c)                                           requests or suffers the appointment of a Law of Property Act 1925, court appointed or other receiver or receiver and manager or similar officer over or in relation to the whole or any part of its undertaking, property, revenue or assets, or any person holding security over the whole or any part of its undertaking, property, revenue or assets takes possession of all or any part of them, or it requests that such a person does so;

(d)                                          has an interim receiver of its property  appointed, or a bankruptcy order s made against it; or

(e)                                           is, or becomes, subject to, or takes or has taken against it or in relation to it or the whole or any part of its undertaking, property, revenue or assets, any finding, step, process or proceeding in any jurisdiction other than England and Wales which is equivalent, analogous, corresponding or similar to any of the findings, steps, processes or proceedings mentioned in clauses 52.2.3(a) to 52.2.3(d) and whether or not any such finding, step, process or proceeding has been taken in England and Wales.

52.2.4                       The Tenant or any Guarantor which is a company (or if more than one company then any one of them):

(a)                                          is unable to pay, or has no reasonable prospect of being able to pay, its debts within the meaning of section 123 or sections 222 to 224 of the Insolvency Act 1986 (but disregarding references in those sections to proving it to the court’s satisfaction);

(b)                                          resolves or its directors resolve to enter into, or it enters into, or it or its directors commence negotiations or make any application to court in respect of, or call or convene any meeting for the approval of any composition, compromise, moratorium (including a moratorium statutorily obtained, whether as a precursor to a voluntary arrangement under the Insolvency Act 1986 or otherwise, or a moratorium informally obtained), the appointment of a nominee, scheme or other similar arrangement with its creditors or any of them, whether under the Insolvency Act 1986, the Companies Act 2006 or otherwise;

(c)                                           resolves, or its directors, or the holders of a qualifying floating charge (as defined in Schedule B1 of the Insolvency Act 1986) resolve to appoint an administrator of it, , or an administration order is made in respect of it, or a notice of appointment or a notice of intention to appoint an administrator is issued, or any step under the Insolvency Act 1986 is taken to appoint an administrator of it out of court, or it enters administration;

(d)                                          requests or suffers the appointment of a receiver under the Law of Property Act 1925, court appointed, administrative receiver or other receiver or receiver and manager, or similar officer over or in relation to the whole or any part of its undertaking, property, revenue or assets, or any person holding security over all or any part of its undertaking, property, revenue or assets takes possession of all or any part of them or requests that such a person does so;

(e)                                           resolves or its directors resolve to wind it up, whether as a voluntary liquidation or a compulsory liquidation, or its directors or any third party take any step under the Insolvency Act 1986 to wind it up voluntarily or to petition the court for a winding-up order, or a winding-up petition is presented against it, or a provisional liquidator is appointed to it, or it goes into liquidation within the meaning of section 247 of the Insolvency Act 1986 (other than in the case of a solvent liquidation for the purposes of restructuring or amalgamation);

(f)                                            is dissolved, or is removed from the Register of Companies, or ceases to exist (whether or not being capable of reinstatement or reconstitution) or threatens to cease to exist, or its directors apply for it to be struck off the Register of Companies;

(g)                                           is, or becomes, subject to, or takes or has taken against it or in relation to it or the whole or any part of its undertaking, property, revenue or assets, any finding, step, process or proceeding in any jurisdiction other than England and Wales which is equivalent, analogous, corresponding or similar to any of the findings, steps, processes or proceedings mentioned in clauses 52.2.4(a) to 52.2.4(f), and whether or not any such finding, step, process or proceeding has been taken in England and Wales.

52.2.5                       The Tenant or any Guarantor ceases or threatens to cease to carry on any business whatsoever

52.3                                 Interpretation

52.3.1                       In clause 52 “company” includes:

(a)                                          a company as defined in section 1 of the Companies Act 2006;

(b)                                          a body corporate or corporation within the meaning of section 1173 of the Companies Act 2006;

(c)                                           an unregistered company or association;

(d)                                          any “company or legal person” in relation to which insolvency proceedings may be opened pursuant to article 3 of the EC Regulation on Insolvency Proceedings 2000 (No. 1346/2000);

(e)                                           a partnership within the meaning of the Partnership Act 1890;

(f)                                            a limited partnership registered under the Limited Partnerships Act 1907; and

(g)                                           a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000,

and the “Register of Companies” means any register of any of the legal persons mentioned above.

52.3.2                       In relation to a Tenant or Guarantor that is a partnership within the meaning of the Partnership Act 1890 or a limited partnership registered under the Limited Partnerships Act 1907, the provisions of clause 52.2.4 will, except where the context otherwise requires, apply mutatis mutandis to the Tenant or Guarantor (as the case may be) incorporating, where relevant, the modifications mentioned in the Insolvent Partnerships Order 1994 and the Insolvent Partnerships (Amendment) Order 2005.

52.3.3                       In relation to a Tenant or Guarantor that is a limited liability partnership incorporated under the Limited Liability Partnerships Act 2000, the provisions of clause 52.2.4 will, except where the context otherwise requires, apply mutatis mutandis to the Tenant or Guarantor (as the case may be) incorporating, where relevant, the modifications made under the Limited Liability Partnerships Act 2000.

53.                                        MISCELLANEOUS

53.1                                 Notices

53.1.1                       A notice given in connection with this Lease must be given in writing and signed by or on behalf of the party giving it, unless this Lease states that it need not be given in writing.

53.1.2                       A notice given in connection with this Lease will be validly served if personally delivered or if sent by a registered post service (within the meaning of the Postal Services Act 2000) or first class recorded delivery or first class ordinary post and (in each case) addressed to:

(a)                                          the Landlord at the address given in this deed or, in substitution, at such other address which the Landlord has notified to the Tenant in writing;

(b)                                          the Tenant at the Premises (but only at such times as the Tenant is in actual occupation of the Premises) or its registered office; or

(c)                                           a Guarantor at the Premises (but only at such times as the Tenant is in actual occupation of the Premises) or its registered office.

53.1.3                       The Tenant shall give the Landlord oral notice as well as written notice of any matter affecting the Premises which comes to the attention of the Tenant where emergency action is or may be needed conditional upon the Landlord has providing adequate contact details to the Tenant and personnel to receive such notice in order to enable such notice to be given at all times.

53.1.4                       Writing does not include, and notices given in connection with this Lease may not be given by, email or any other electronic means.

53.2                                 Landlord’s rights to remedy default by the Tenant

If the Tenant fails to comply with any of its obligations in this Lease, the Landlord may give the Tenant written notice of that failure, and the Tenant shall commence and proceed diligently with the remediation of the failure within the time reasonably specified by the Landlord (or immediately in the case of an emergency) and shall complete the remediation as soon as reasonably practicable. If the Tenant fails to do this the Landlord may enter the Premises and carry out any works or do anything else which may be needed to remedy the Tenant’s failure to comply with its obligations under this Lease, and any costs properly incurred by the Landlord will be a debt due from the Tenant payable on demand and may be recovered by the Landlord as if it were additional rent.

53.3                                 Superior interests

If at any time this Lease is an underlease, the Tenant shall comply with the terms of any superior lease to the extent that they relate to the Premises but, for the avoidance of doubt, without being liable to comply with any terms that are more onerous than the terms of this Lease and other than any obligation to pay any rent, and the Landlord shall pay any rent due under the immediate superior lease.

53.4                                 No right to enforce

Nothing contained or referred to in this Lease entitles the Tenant to the benefit of, or the right to enforce, or to prevent the release or modification of any agreement entered into by any other tenant or occupier of the Building with the Landlord.

53.5                                 Tenant to provide information

If the Landlord is able to show reasonable grounds for requiring the information, the Tenant shall give the Landlord any information or documents which the Landlord reasonably requests to show that the Tenant is complying with its obligations in this Lease and shall give the Landlord as soon as reasonably practicable written notice of any matter in connection with the Premises which in the Tenant’s reasonable opinion may make the Landlord liable to the Tenant or any third party.

53.6                                 EPC information

53.6.1                       The Tenant shall allow the Landlord and all others authorised by the Landlord to have access to all documentation, data and information in the Tenant’s possession or under its control that is reasonably required in order for the Landlord to:

(a)                                          prepare an EPC in respect of the Premises and/or the Building; and

(b)                                          comply with any duty imposed upon the Landlord under the EPC Regulations,

and the Tenant shall co-operate with the Landlord and any person so authorised so far as is reasonably necessary to enable them to carry out such functions.

53.6.2                       The Tenant shall provide free of charge to the Landlord a copy of any EPC that the Tenant obtains in respect of the Premises.

53.6.3                       The Tenant shall on completion of any alterations or additions to the Premises and if required by the EPC Regulations obtain a valid EPC for the Premises and deliver a copy to the Landlord together with details of the reference number of such EPC (if not apparent from the copy).

53.6.4                       If any alterations or alterations to the Premises made by the Tenant invalidate a valid EPC for the Premises or the Building (or part of them) held by the Landlord or materially adversely affect any such EPC the Tenant will (at the Landlord’s election) either:

(a)                                          obtain a new EPC for the Premises and/or the Building (as the case may be) and provide the Landlord with a copy of the EPC and all ancillary records; or

(b)                                          indemnify the Landlord in respect of the reasonably incurred cost of obtaining a new EPC for the Premises and/or the Building (as the case may be).

53.7                                 Sustainability

53.7.1                       The Landlord and the Tenant desire to improve and be accountable for the energy efficiency of the Premises and the Building wherever possible and as such wish to:

(a)                                          promote the reduction of emissions from the Premises and the Building;

(b)                                          promote the reduction and recycling of waste from the Premises and the Building; and

(c)                                           ensure the environmental sustainability of the Building resources.

53.7.2                       The Landlord and the Tenant are to:

(a)                                          co-operate and use all reasonable endeavours to agree and thereafter comply with an energy management plan to aid the sustainability of resource use at the Building;

(b)                                          co-operate and use all reasonable endeavours to agree and operate initiatives to reduce, reuse and recycle waste from the Premises and the Building;

(c)                                           maintain and share energy data and other information reasonably required to monitor energy and resource consumption at the Premises and the Building;

(d)                                          use reasonable endeavours to ensure that the Services provided pursuant to clause 45 are performed and the Premises and the Building are used:

(i)               in accordance with an energy management plan;

(ii)              in a way which improves energy efficiency; and

(iii)             use reasonable endeavours to agree to improvements to the Services provided pursuant to clause 45 which would reasonably improve energy efficiency.

53.8                                 Tenant’s indemnity

The Tenant agrees to indemnify the Landlord at all times (both during and after the Term but only in relation to matters arising during the Term) against all charges, claims, proceedings, liabilities, damages, losses, costs and expenses arising directly or indirectly from as a result of any third party claim against the Landlord relating to the existence, state of repair or use of the Premises or any works carried out at the Premises or any breach of any of the Tenant’s obligations in this Lease, or any wilful or negligent act or omission of the Tenant in each case in respect of the Tenant’s use and occupation of the Premises and the rights granted to it under this

Lease provided that  the Landlord shall notify the Tenant of any such claim as soon as reasonably possible and shall use reasonable endeavours to mitigate such claim

53.9                                 Guarantor to enter into supplemental documents

The Tenant shall procure that a Guarantor enters into and executes and delivers to the Landlord any deed or document which is supplemental to this deed and which is entered into before that Guarantor is released by virtue of the Landlord and Tenant (Covenants) Act 1995 for the purpose of that Guarantor consenting to the Tenant entering into such supplemental document and confirming that, subject only to section 18 of the Landlord and Tenant (Covenants) Act 1995, all the obligations of that Guarantor will remain in full force and effect in respect of this Lease and will extend and apply to the Lease as varied by that supplemental document.

53.10                          Replacement Guarantor

53.10.1                In clause 53.10 a “Guarantor Replacement Event” is the death of a Guarantor or the occurrence of any of the events referred to in clause 52.2.3, 52.2.4, or 52.2.5 in relation to a Guarantor, or where a Guarantor comprises more than one person, the death of any one of them or the occurrence of any of those events in relation to any one of them.

53.10.2                If at any time during the Term a Guarantor Replacement Event occurs, the Tenant shall give written notice of it to the Landlord as soon as reasonably practicable and in any event within 10 Business Days. The Landlord may after a Guarantor Replacement Event (and whether or not it has received notice of it from the Tenant) give written notice to the Tenant requiring the Tenant to procure a replacement or additional guarantor. Within one month of the Landlord giving such notice to the Tenant, the Tenant shall procure that a person of standing acceptable to the Landlord enters into and executes and delivers to the Landlord a replacement or additional guarantee and indemnity in the same form as that entered into by the Guarantor in respect of which the Guarantor Replacement Event has occurred.

53.10.3                Clause 53.10 does not apply in relation to a Guarantor who is a Guarantor by reason of having entered into an authorised guarantee agreement.

53.11                          Qualification of Landlord’s liability

To the extent permitted by law, the Landlord shall not be liable to the Tenant or any other person for:

53.11.1                any damage to person or property arising from any act, omission or misfeasance by any other tenant or occupier of the Building or from the state and condition of the Premises; or

53.11.2                any of the following of which the Landlord is unaware and unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter:

(a)                                          any interruption to the supply of Utilities to the Premises or other parts of the Building;

(b)                                          any accidental damage to the Premises or to any property of the Tenant or any other occupier of the Premises or their employees, agents or independent contractors; or

(c)                                           any failure to perform any obligation in this Lease, unless the Tenant has given the Landlord written notice of the facts giving rise to that failure and allowed the Landlord a reasonable time to remedy the matter.

53.12                          Removal of goods after end of Term

The Tenant shall remove all its fittings, goods and other possessions at the end of the Term and the Landlord may dispose of any such items left at the Premises more than 10 Business Days after the end of the Term as the Landlord sees fit.

53.13                          Governing law and jurisdiction

53.13.1                This Lease and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

53.13.2                The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this Lease or its subject matter or formation (including non-contractual disputes or claims).

53.14                          Contracts (Rights of Third Parties) Act 1999

Unless expressly stated nothing in this Lease will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

53.15                          Landlord and Tenant (Covenants) Act 1995

This Lease is a new tenancy for the purposes of section 1 of the Landlord and Tenant (Covenants) Act 1995.

54.                                        GUARANTEE AND INDEMNITY

54.1                                 Guarantee

54.1.1                       In consideration of the grant of this Lease to the Tenant, the Guarantor irrevocably and unconditionally guarantees to the Landlord that the Tenant shall, until the end of the Term or, if earlier, until the Tenant is released pursuant to the Landlord and Tenant (Covenants) Act 1995, duly and punctually pay the Rent and other sums due under this Lease and shall observe and perform the tenant covenants of this Lease.

54.1.2                       The Guarantor covenants with the Landlord that in any case of default by the Tenant the Guarantor shall pay the rents and comply with the obligations referred to in clause 54.1.1.

54.1.3                       The Guarantor’s liability under this Lease is as principal debtor and not merely as surety.

54.1.4                       In this clause 54 references to the “Tenant” are to the person who named as the second party to this deed only.

54.2                                 Indemnity

As a separate and independent obligation the Guarantor agrees to indemnify the Landlord and keep the Landlord indemnified against any cost, loss, claim, expense or liability arising out of or resulting from:

54.2.1                       any failure of the Tenant duly and punctually to pay the Rent or any other sums due under this Lease or to perform or comply with its obligations under this Lease (provided that the obligations of the Guarantor shall not be greater than the extent of the liability of the Tenant in relation to any such failure);

54.2.2                       any of the obligations of the Tenant under this Lease being or becoming wholly or in part void, voidable or unenforceable by the Landlord against the Tenant or any other person who is liable;

54.2.3                       this Lease (or the Tenant’s liabilities under it) being disclaimed;

54.2.4                       this Lease being forfeit;

54.2.5                       this Lease being surrendered by the Tenant acting by a liquidator, trustee in bankruptcy, administrator, receiver or receiver and manager or any other similar officer appointed to it or over it or in relation to any of its assets or undertaking (whether such person is appointed in England and Wales or in any other jurisdiction and whether such person is appointed in relation to any or all of the Tenant’s assets or undertaking in England and Wales or in any other jurisdiction);

54.2.6                       this Lease being varied or the obligations of the Tenant under it being in any way altered without the consent of the Landlord by virtue of any arrangement or composition with any of its creditors (whether or not such arrangement or composition binds or is expressed to bind the Landlord) or otherwise; or

54.2.7                       the Tenant (being a company) ceasing to exist (whether or not capable of reconstitution or reinstatement),

and to pay to the Landlord the amount of such cost, loss, claim, expense or liability, whether or not the Landlord has sought to enforce any rights or remedies against the Tenant or any other person who is liable but provided that the Landlord shall use reasonable endeavours to mitigate any losses in respect of which it makes any claim under this guarantee.

54.3                                 Guarantor to take a new lease

54.3.1                       In this clause 54.3 a “Relevant Event” is:

(a)                                          the surrender of this Lease by the tenant for the time being under it acting by a liquidator, trustee in bankruptcy, administrator, receiver or receiver and manager or any other similar officer appointed to it or over it or in relation to any of its assets or undertaking (whether such person is appointed in England and Wales or in any other jurisdiction and whether such person is appointed in relation to any or all of the tenant for the time being’s assets or undertaking in England and Wales or in any other jurisdiction);

(b)                                          the disclaimer of this Lease or of the liabilities under it of the tenant for the time being under this Lease;

(c)                                           the forfeiture of this Lease; or

(d)                                          the tenant for the time being (being a company) ceasing to exist (whether or not capable of being reconstituted or reinstated).

54.3.2                       The Guarantor agrees that if a Relevant Event occurs, it shall, if required by the Landlord within 4 months of the Landlord having received notice of the Relevant Event, take a new lease of the Premises from the Landlord.

54.3.3                       The new lease shall:

(a)                                          be for a term expiring on the date when this Lease would have expired by effluxion of time had there been no Relevant Event;

(b)                                          be at the same rents in this Lease but with no rent-free period payable (or which would be payable but for any suspension of rent pursuant to this Lease) from and including the date of the Relevant Event;

(c)                                           include provision for rent review on the same dates during the term of the new lease as this Lease and if on the date of the Relevant Event there is a rent review pending under this Lease or if between the Relevant Event and the date of completion of the new lease there would have been a Review Date but for the Relevant Event then the initial rent to be reserved by the new lease shall be the amount which would have been agreed or determined pursuant to this Lease for the rent review at the relevant Review Date had there been no Relevant Event;

(d)                                          contain provision for the first instalment of the annual rent and any VAT due on it to be paid to the Landlord on the date of completion of the new lease such first instalment to be a proportionate amount for the period from and including the date of the Relevant Event until the next quarter day following the date of completion of the new lease;

(e)                                           otherwise be on the same covenants and conditions as this Lease; and

(f)                                            take effect from the date of the Relevant Event.

54.3.4                       The new lease will take effect subject to this Lease, if and to the extent that it is still subsisting, and subject to any underlease or other interest created, permitted or suffered by the tenant under this Lease at the time of the Relevant Event or its predecessors in title.

54.3.5                       The Guarantor shall pay the Landlord’s proper costs and expenses and a sum equal to all VAT on them which may be payable by the Landlord in connection with the grant of the new lease.

54.3.6                       The Guarantor shall execute and deliver a counterpart of the new lease to the Landlord within one month of the Landlord having required the Guarantor to take the new lease.

54.4                                 No discharge of Guarantor

54.4.1                       The Guarantor’s liability under this clause 54 will remain in full force and effect and will not be avoided, released, discharged or reduced nor will the rights of the Landlord be prejudiced or affected by any of the following:

(a)                                          any time, indulgence or concession granted by the Landlord to the Tenant or to any other person who is liable;

(b)                                          the Landlord dealing with, varying or failing to perfect or enforce any of its rights or remedies against the Tenant or any other person who is liable;

(c)                                           the existence of, dealing with, varying or failing to perfect or enforce any other security which may be or become available to the Landlord;

(d)                                          any act or neglect of the Landlord by reason of which the benefit of any other security or any right or remedy against any person who is liable is released, lost or diminished;

(e)                                           any invalid or ineffective payment by the Tenant or any other person who is liable;

(f)                                            any right of set off (whether legal or equitable), counterclaim, recoupment or deduction which may have accrued to the Guarantor, the Tenant or any other person who is liable;

(g)                                           any non acceptance of the Rent or other sums due under this Lease, in circumstances in which the Landlord has reason to suspect a breach of the tenant’s obligations under this Lease;

(h)                                          any waiver by the Landlord of any right to forfeit this Lease;

(i)                                              a surrender of part of the Premises, except that the Guarantor will have no liability in relation to the surrendered part in respect of any period after the date of the surrender;

(j)                                             any death, incapacity, disability or change in the constitution, status or name of the Landlord, the Guarantor, the Tenant or any other person who is liable;

(k)                                          any amalgamation or merger by the Landlord, the Guarantor, the Tenant or any other person who is liable with any other person, any restructuring or the acquisition by another person of the whole or any part of its assets or undertaking of the Landlord, the Guarantor, the Tenant or any other person who is liable;

(l)                                              the Tenant or any other person who is liable entering into any voluntary arrangement or composition with any of its creditors (whether or not such arrangement or composition binds or is expressed to bind the Landlord);

(m)                                      the appointment of any liquidator, trustee in bankruptcy, administrator, receiver or receiver and manager or any other similar officer to, over or in relation to any of the assets or undertaking of the Tenant or any other person who is liable whether any such person is appointed in England and Wales or in any other jurisdiction and whether any such person is appointed in relation to any or all of the Tenant’s (or other such person’s) assets or undertaking in England and Wales or in any other jurisdiction;

(n)                                          without prejudice to clause 54.3, the disclaimer of the liability under the Lease of the Tenant or any other person who is liable, or the forfeiture of the Lease;

(o)                                          any provisions of the Lease being or becoming wholly or in part void, voidable or unenforceable by the Landlord against the Tenant or any other person who is liable; or

(p)                                          any other act, omission or thing by virtue of which, but for this provision, the Guarantor would have avoided or been released or discharged from its obligations under this clause 54 in whole or in part, or the rights or remedies of the Landlord would have been prejudiced or affected, other than a release by deed, entered into by the Landlord in accordance with the terms of such deed.

54.4.2                       The Guarantor’s liability under this clause 54 will remain in full force and effect and will not be avoided, released, discharged or reduced nor will the rights of the Landlord be prejudiced or affected by any variation of, addition to or reduction from, the terms of this Lease whether or not the same is substantial or is or may in any way or for any reason be or become prejudicial to the Guarantor or confers only a personal right or obligation.

54.4.3                       Without prejudice to clause 54.4.2, as and when called upon to do so by either the Landlord or the Tenant, the Guarantor shall enter into any Supplemental Document (by deed if required) for the purpose of consenting to the Tenant entering into such Supplemental Document and confirming that, subject only to section 18 of the Landlord and Tenant (Covenants) Act 1995, all the obligations of the Guarantor will remain in full force and effect in respect of this Lease and will extend and apply to the Lease as varied by that Supplemental Document.

54.4.4                       The parties acknowledge that each of the matters referred to in clauses 54.4.1 and 54.4.2 is separate and independent and is not to be interpreted in the light of any other.

54.4.5                       This clause 54.4 is without prejudice to section 18 of the Landlord and Tenant (Covenants) Act 1995.

54.5                                 Waiver of rights by the Guarantor

54.5.1                       The Guarantor agrees (without prejudice to clause 54.5.3) that until all the liabilities expressed to be guaranteed by the Guarantor under this clause 54 have been paid, discharged or satisfied irrevocably and in full (and notwithstanding payment of a dividend in any liquidation or bankruptcy or under any compromise or arrangement) it shall not, without the consent of the Landlord:

(a)                                          exercise any of its rights in respect of the liabilities expressed to be guaranteed under this clause 54 against the Tenant or any other person who is liable;

(b)                                          accept repayment in whole or in part of any indebtedness due to the Guarantor at or after the date of this deed from the Tenant or from any other person who is liable;

(c)                                           demand or accept any security from the Tenant or any other person who is liable in respect of the obligations of the Guarantor under this clause 54 or in respect of any indebtedness due to the Guarantor from the Tenant or any other person who is liable, and any security received by the Guarantor in breach of the above or any such security held by the Guarantor at the date of this deed shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand;

(d)                                          claim any set off (whether legal or equitable), counterclaim, recoupment or deduction against the Tenant or any other person who is liable;

(e)                                           benefit or seek to benefit from any security or other right or remedy held by or accruing to the Landlord at or after the date of this deed in respect of the liabilities guaranteed under this clause 54 or exercise any right of subrogation; or

(f)                                            claim or prove in competition with the Landlord in the liquidation, bankruptcy or in any administration or receivership of the Tenant or any other person who is liable, or have the benefit of or share in any payment or distribution from or composition or arrangement with the Tenant or any other person who is liable, and any money or other property received by the Guarantor in breach of this provision shall be held by the Guarantor on trust for the Landlord and delivered to the Landlord on demand.

54.5.2                       The obligations of the Guarantor under this clause 54 may be enforced by the Landlord against the Guarantor at its discretion and without first enforcing or seeking to enforce its rights or remedies against the Tenant or any other person who is liable or pursuing any other right or remedy or having recourse to any other security available to it.

54.5.3                       The Guarantor waives any right or remedy that it may have against the Tenant in respect of any amount paid or other obligation performed by the Guarantor such waiver to take effect only if and when any step has been taken in connection with any voluntary arrangement or any other compromise or arrangement for the benefit of any creditors of the Tenant.

54.6                                 Ultimate balance and suspense account

All dividends and money received by the Landlord from the Tenant or any other person and which are capable of being applied by the Landlord in satisfaction of the liabilities guaranteed under this clause 54 will not prejudice the right of the Landlord to recover from the Guarantor any remaining balance which, after receipt of such dividends and money, may remain owing to the Landlord.

54.7                                 Other security

The provisions of this clause 54 are in addition to any other security or any other right or remedy held by or available to the Landlord from time to time. The Landlord is under no obligation to take up or to maintain any other security in respect of the liabilities guaranteed by this clause 54.

54.8                                 Costs of enforcement

The Guarantor shall pay to the Landlord on demand, all proper legal and other costs and expenses and a sum equal to all VAT on them to the extent not recoverable by the Landlord which may be payable by the Landlord in relation to the enforcement of the Guarantor’s obligations in this clause 54.

54.9                                 No set off

All payments to be made by the Guarantor under this clause 54 shall be made in full and the Guarantor shall claim no allowance in respect of any set off (whether legal or equitable), counterclaim, recoupment or deduction whatsoever whether accruing to the Guarantor or to any other person.

54.10                          Scope of this guarantee and indemnity

54.10.1                Each of the provisions of this clause 54 is separate and severable from the others, and if at any time one or more such provisions is or becomes illegal, invalid or unenforceable (either wholly or to any extent), the legality, validity or enforceability of the remaining provisions (or the same provision to any other extent) will not be affected or impaired.

54.10.2                The rights of the Landlord under any provision of this clause 54 are without prejudice to its rights under any other provision of it.

54.10.3                The obligations of the Guarantor under any provision of this clause 54 are without prejudice to its obligations under any other provision of it or under any other security.

54.10.4                The provisions of this clause 54 will enure for the benefit of the Landlord and its successors in title without any need for express assignment.

55.                                        TENANT’S OPTION TO DETERMINE

55.1                                 In this clause “Termination Date” means 19 May 2026.

55.2                                 Subject to the pre-conditions in clause 55.2 being satisfied on the Termination Date, and subject to clause 55.3.2, the Tenant may determine the Term on the Termination Date by giving the Landlord not less than 12 months’ written notice. The Term will then determine on the Termination Date, but without prejudice to any rights of any party against any other for any antecedent breach of its obligations under this Lease.

55.3                                 The pre-conditions are that:

55.3.1                       the Tenant is not in occupation of the Premises and no third party occupation  whether of the whole or part of the Premises, continues; and

55.3.2                       all Rent and VAT payable on it and all Service Charge Estimate due under this Lease and, in the case of Service Charge Estimate, demanded no less than four weeks prior to the Termination Date have been paid in full.

55.4                                 The Landlord may waive any of the pre-conditions set out in clause 55.2 at any time before the Termination Date by written notice to the Tenant.

55.5                                 If the Tenant exercises its right to determine this Lease under this clause 21 and this Lease determines on the Termination Date then the Landlord shall repay to the Tenant within 28 days of the Termination Date any Rent and Insurance Rent paid by the Tenant in advance that relates to the period from but excluding the Termination Date.

55.6                                 If this Lease is not determined under this clause 21 then the Tenant shall be entitled to an additional rent free period as set out in clause 7.4.

55.7                                 The Tenant will cancel any registration it has made in connection with this Lease within five Business Days of the Termination Date.

55.8                                 Time will be of the essence for the purposes of this clause.

56.                                        EXCLUSION OF THE LANDLORD AND TENANT ACT 1954

56.1                                 The Landlord and the Tenant confirm that before the agreement for lease dated [•] 2017 and made between (1) Mitsubishi Estate London Limited, (2) CRA International (UK) Limited and (3) CRA International, Inc. was entered into:

56.1.1                       a notice complying with Schedule 1 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 which relates to this tenancy was served by the Landlord on the Tenant on                                         2017; and

56.1.2                       a statutory declaration dated                                         2017 complying with paragraph 8 of Schedule 2 to that Order was made by                                         , whom the Tenant confirms was duly authorised by the Tenant to make the statutory declaration on its behalf.

56.2                                 The Landlord and the Tenant agree that the provisions of sections 24 to 28 of the Landlord and Tenant Act 1954 shall be excluded in relation to the tenancy created by this deed.

This Lease has been executed as a deed and is delivered on the date stated at the beginning of it.

Executed as a deed by	)
MITSUBISHI ESTATE LONDON LIMITED	)
acting by a director and its	)
secretary/two directors:	)

Director

Director/Secretary

Executed as a deed by	)
CRA INTERNATIONAL (UK) LIMITED	)
acting by its director in the presence of:	)

Director

Name of witness (in BLOCK CAPITALS):

Signature of witness:

Address:

Signed as a deed on behalf of	)
CRA INTERNATIONAL, INC. a company	)
incorporated in Massachusetts, United States of	)
America by	)
)
being a person who, in accordance with the	)
laws of the territory, is acting under the	)
authority of the company.	)

Authorised Signatory

SCHEDULE 3
PLANS

SCHEDULE 4
BASE BUILDING SPECIFICATION

SCHEDULE 5
CAT A SPECIFICATION

APPENDIX 2
LICENCES TO CARRY OUT TENANT’S WORKS

DATE:                                         201[•]

LICENCE TO CARRY OUT WORKS RELATING TO PART THIRD FLOOR, 8 FINSBURY CIRCUS, LONDON EC2

Between

MITSUBISHI ESTATE LONDON LIMITED

and

CRA INTERNATIONAL (UK) LIMITED

and

CRA INTERNATIONAL, INC.

CMS Cameron McKenna Nabarro Olswang LLP

Cannon Place

78 Cannon Street

London EC4N 6AF

T +44 20 7367 3000

F  +44 20 7367 2000

cms.law

1.	Definitions	28

2.	Interpretation	29

3.	Consent to Carry Out the Works	30

4.	The Works	30

5.	Tenant’s Guarantor	33

6.	Governing Law and Jurisdiction	33

7.	General	34

Schedule 1 The plans, drawings and specifications showing the Works		35

LICENCE TO CARRY OUT WORKS

DATE	[•]

PARTIES

(7)                                          MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at Cannon Place, 78 Cannon Street, London EC4N 6AF (the “Landlord”);

(8)                                          CRA INTERNATIONAL (UK) LIMITED (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 8 Finsbury Circus, London EC2M 7EA (the “Tenant”); and

(9)                                          CRA INTERNATIONAL, INC. (incorporated and registered in Massachusetts, United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116 and whose address for service in England and Wales is at 8 Finsbury Circus, London EC2M 7EA (the “Guarantor”).

RECITALS

(C)                                        The Landlord is entitled to the reversion immediately expectant on the Term and the Landlord’s reversionary interest is registered with title number NGL66474.

(D)                                        The unexpired residue of the Term is vested in the Tenant.

(E)                                         The Lease contains a covenant binding on the Tenant not to make certain alterations to the Premises without the written consent of the Landlord and the Tenant wishes to make such alterations. The Tenant also wishes to make alterations to the Licensed Areas.

(F)                                          This licence is supplemental and collateral to the Lease.

IT IS AGREED AS FOLLOWS:

57.                                        DEFINITIONS

The following definitions apply in this licence:

“Building” has the meaning ascribed to it in the Lease;

“Business Day” means a day other than Saturday, Sunday or a day on which banks are authorised to close in London for general banking business;

“CDM Regulations” means the Construction (Design and Management) Regulations 2015;

“Landlord” means the first party to this licence and its successors in title and persons entitled to the reversion immediately expectant on the termination of the Lease;

“Lease” means a lease of the Premises made between (1) Mitsubishi Estate London Limited, (2) CRA International (UK) Limited and (3) CRA International, Inc. and dated [•] and any document supplemental to or varying such lease whether entered into before or after the date of this licence and including this licence;

“Licensed Areas” means those areas of the Building external to the Premises on which certain of the Works are to be carried out;

“Premises” means Part Third Floor, 8 Finsbury Circus, London EC2, as more particularly described in the Lease;

“Tenant” means the second party to this licence and its successors in title;

“Tenant Guide” means the tenant fit out guide attached at the Appendix;

“Term” means the term of years granted by the Lease and the period of any statutory continuation of the tenancy granted by the Lease;

“Works” means the Tenant’s fitting out works being works within and external to the Premises and as more particularly described in the plans and specifications and drawings referred to in Schedule 6 and annexed to this licence.

58.                                        INTERPRETATION

58.1                                 Unless otherwise expressly stated, the rules of interpretation set out in this clause 12.3.2(d) apply in this licence.

58.2                                 The contents page, headings and sub-headings in this licence are for ease of reference only and do not affect the meaning of this licence.

58.3                                 Any words following the terms “include” and “including” or any similar expression shall be interpreted as illustrative and shall not limit the sense of the words preceding those terms.

58.4                                 General words do not have a restrictive meaning because they are preceded or followed by specific words indicating a particular type class or category.

58.5                                 Obligations owed by or to more than one person are owed by or to them jointly and severally.

58.6                                 A reference to legislation is a reference to all legislation having effect in the United Kingdom from time to time, including:

58.6.1                       directives, decisions and regulations of the Council or Commission of the European Union;

58.6.2                       Acts of Parliament;

58.6.3                       orders, regulations, consents, licences, notices and bye laws made or granted:

(a)                                          under any Act of Parliament; or

(b)                                          under any directive, decision or regulation of the Council or Commission of the European Union; or

(c)                                           by a local authority or by a court of competent jurisdiction; and

58.6.4                       any mandatory codes of practice issued by a statutory body.

58.7                                 A reference to particular legislation is a reference to that legislation as amended, modified, consolidated, re-enacted or replaced from time to time and to all subordinate legislation made under it from time to time.

58.8                                 A reference to a person includes an individual, firm, partnership, company, association, organisation or trust (in each case whether or not having a separate legal personality).

58.9                                 A reference to a company includes any company, corporation or any other body corporate (wherever incorporated).

58.10                          References to one gender include all genders and words in the singular include the plural and vice versa.

58.11                          A reference to a clause, paragraph or schedule is to a clause or paragraph of or schedule to this licence and a reference to this licence includes its schedules and appendices.

58.12                          A requirement that a notice or other communication to be given or made under or in connection with this licence must be signed by the person giving or making it will be deemed to be satisfied if the notice or other communication is signed on behalf of the person giving it.

59.                                        CONSENT TO CARRY OUT THE WORKS

59.1                                 The Landlord consents to the Tenant carrying out the Works on the terms of this licence.

59.2                                 The covenants on the part of the Tenant and the Guarantor in this licence are entered into by them in consideration of the Landlord giving its consent to the Works.

59.3                                 If the Works are not started within three months of the date of this licence, the consent given in clause 21 will lapse and become void but without prejudice to the other provisions of this licence.

60.                                        THE WORKS

60.1                                 Obligations before the start of the Works

Before starting the Works, the Tenant shall:

60.1.1                       apply for, obtain and send the Landlord a copy of all necessary consents of any other person or competent authority in relation to the Works;

60.1.2                       obtain the Landlord’s written approval of all such consents (such approval not to be unreasonably withheld);

60.1.3                       pay any community infrastructure levy, serve a notice assuming liability for that levy in requisite form which shall not be withdrawn, provide a copy of the notice to the Landlord and indemnify the Landlord against all expenses and liabilities arising out of that levy in respect of the Works and any failure to comply with this clause; and

60.1.4                       give the Landlord at least 10 Business Days’ written notice of the date it intends to start the Works.

60.2                                 Obligations during the carrying out of the Works

60.2.1                       The Tenant shall carry out and complete the Works:

(a)                                          expeditiously, and in any event shall complete them within six months of the date of this licence;

(b)                                          in a good and workmanlike manner, with new and good quality materials fit for the purpose for which they are required and so as to be free from defects;

(c)                                           in accordance in all respects with all relevant legislation and the terms of all consents;

(d)                                          without using or permitting the use of any material or substance which, at the time of use, does not conform with all relevant British and European standards and codes of practice or which is generally known to the United Kingdom building industry at the time of use to be deleterious to health and safety or to the durability of the Works in the particular circumstances in which it is used;

(e)                                           in compliance with the Tenant Guide and the requirements set out in the documents setting out the Works in Schedule 6 and in accordance with the requirements of the Landlord’s professional advisers (if required by the Landlord) and of the insurers of the Premises and the Licensed Areas;

(f)                                            to the reasonable satisfaction of the Landlord and to the satisfaction of the insurers of the Premises and the Licensed Areas, any competent authority and any other person whose consent to or approval of the Works is required;

(g)                                           in a manner so as to cause as little inconvenience and annoyance as reasonably possible to the Landlord, any superior landlord and the owners and occupiers of adjoining or neighbouring property;

(h)                                          so as not to result in the Premises, the Licensed Areas or the building of which they form part, or any adjoining or neighbouring property, becoming unsafe; and

(i)                                              at its sole risk.

60.2.2                       The Tenant shall:

(a)                                          effect and/or procure that any person carrying out the Works effects such insurance in respect of them as is reasonably appropriate in the circumstances;

(b)                                          pay any charge or levy lawfully imposed by any person or any competent authority in respect of the Works;

(c)                                           permit the Landlord, and all others authorised by it, to inspect the Works both while they are being carried out and on their completion but subject to the access provisions in the Lease and if reasonably required by the Tenant accompanied by a member of the Tenant’s staff (provided that such rights may only be exercised when in compliance with any health and safety or other legal requirements in relation to the Works);

(d)                                          make good to the Landlord’s reasonable satisfaction any damage arising out of, or incidental to, the carrying out or completion of the Works;

(e)                                           notify the Landlord of the date of completion of the Works; and

(f)                                            provide the Landlord on demand with copies of all notices, correspondence, certificates and documentation whatsoever relating to the Works and with such other evidence as the Landlord may reasonably require to satisfy itself that the terms of this licence are being or have been complied with.

60.3                                 The Construction (Design and Management) Regulations 2015

60.3.1                       The Tenant agrees with the Landlord for the purposes of the CDM Regulations to be treated as the only client in relation to the Works.

60.3.2                       The Tenant acknowledges that the Landlord has not modified the design for the Works or arranged or instructed anyone else to do so.

60.3.3                       The Tenant shall:

(a)                                          comply in all respects with the CDM Regulations and procure that any person (other than the Landlord) who otherwise has any duty under the CDM Regulations in relation to the Works complies with the CDM Regulations;

(b)                                          pay the Landlord on demand its reasonable costs and expenses (and any value added tax in relation to them) for providing any information or documents which the Landlord may supply to any person in connection with the Works; and

(c)                                           promptly after completion of the Works provide the Landlord with copies of the health and safety file for the Works prepared in accordance with the CDM Regulations, allow the Landlord to inspect the original file and hand the original file to the Landlord at the expiry or sooner determination of the Term (or where no health and safety file is required for the Works, to supply the Landlord with copies of such plans and drawings of the finished Works as the Landlord may require).

60.4                                 Obligations following completion of the Works

60.4.1                       On completion of the Works, the Tenant’s obligations in the Lease shall apply to the Premises in their then altered state.

60.4.2                       The Tenant shall keep the Works within the Licensed Areas in good and substantial repair and condition and properly serviced and maintained.

60.4.3                       Unless and to the extent the Landlord otherwise directs, the Tenant shall, during the six months immediately before the expiry or sooner determination of the Term, remove the Works and reinstate the Premises and the Licensed Areas to their layout and condition before the carrying out of the Works (without prejudice to the Tenant’s other obligations under the Lease) and shall make good all consequential damage to the reasonable satisfaction of the Landlord.

60.4.4                       Unless the Landlord otherwise directs, the Tenant shall, before the expiry or sooner determination of the Term, carry out any works stipulated to be carried out by a date after such expiry or sooner determination as a condition of any planning or other permission granted in respect of the Works.

60.4.5                       The provisions of clauses 22, 23.1.1(f) and 26.3 shall apply to any works to be carried out under clause 29 as they apply to the Works. If and to the extent that the Landlord may be a client for the purposes of the CDM Regulations in relation to the works required pursuant to clause 29.1.1 or clause 29.1.2, the Tenant shall not start such works until it has agreed in writing with the Landlord for the purposes of the CDM Regulations to be treated as the only client in relation to those works.

60.5                                 General

60.5.1                       The Tenant is under no obligation to the Landlord to carry out the Works but if the Tenant does carry out the Works then the provisions of this clause 21.3 of this licence shall govern the carrying out of the Works.

60.5.2                       The Works and any obligation to remove the Works and to reinstate and carry out any further works which may be required by clause 29.1.2 will be disregarded for the purposes of any review of rent under the Lease.

60.5.3                       If the Tenant at any time fails to comply with its obligations to complete the Works in this licence:

(a)                                          the Landlord may (but without prejudice to any other rights of the Landlord) enter the Premises (on no less than 48 hours’ prior written notice, except in case of emergency) during or after the Term to complete any works (in whole or part) permitted or required by this licence at the reasonable expense of the Tenant; and

(b)                                          the Tenant shall pay to the Landlord all fees, costs and expenses reasonably incurred by the Landlord, which, if not paid, shall be recoverable by the Landlord as a debt.

60.5.4                       The Landlord shall not be under any obligation to insure the Works while they are being carried out or after they are completed.

60.5.5                       The Tenant shall pay the Landlord on demand any increase in the insurance premium for the Premises, the Licensed Areas or the Building of which they form part or any adjoining or neighbouring property of the Landlord which is attributable to the carrying out or completion of any works permitted or required by this licence.

60.5.6                       The Tenant shall carry out all works permitted or required by this licence subject to all rights of the owners and occupiers of the Building and of all adjoining or neighbouring properties.

60.5.7                       The Tenant acknowledges that no partnership or agency relationship exists between the Landlord and the Tenant in relation to the Works or is created by or in consequence of the design or carrying out of the Works or this licence or otherwise.

60.5.8                       The Landlord shall have no liability whatsoever in respect of the design, carrying out or existence of the Works and no representation or warranty is given by the Landlord as to their quality, suitability or fitness for purpose.

60.6                                 Tenant’s indemnity

The Tenant shall indemnify the Landlord against all actions, losses, liabilities, costs, damages and expenses resulting (either directly or indirectly) from any claim by a third party against the Landlord arising  from the state and condition of the Premises and the Licensed Areas during and after the carrying out of any works permitted or required by this licence, or from the carrying out of any works permitted or required by this licence, or from any breach of or non-compliance with any of the terms of this licence provided that the Landlord shall notify the Tenant of any such claim as soon as reasonably practicable, shall use reasonable endeavours to mitigate such claim.

61.                                        TENANT’S GUARANTOR

Without prejudice to section 18 of the Landlord and Tenant (Covenants) Act 1995, the Tenant’s Guarantor consents to the provisions of this licence, and agrees that its obligations contained in the Lease continue in full force and effect, and extend and apply to the obligations of the Tenant contained in this licence and as varied or extended by this licence.

62.                                        GOVERNING LAW AND JURISDICTION

62.1                                 This licence and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

62.2                                 The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this licence or its subject matter or formation (including non-contractual disputes or claims).

63.                                        GENERAL

63.1                                 This licence is supplemental to the Lease and is a deed.

63.2                                 Neither this licence nor the carrying out of the Works will release or lessen the liability under the Lease of the Tenant or any other person, whether before or after the date of this licence.

63.3                                 Any breach of the terms of this licence will give rise to a right of re-entry under the Lease.

63.4                                 Unless expressly stated nothing in this licence will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

This document has been executed as a deed and is delivered on the date stated at the beginning of it.

SCHEDULE 6
THE PLANS, DRAWINGS AND SPECIFICATIONS SHOWING THE WORKS

Executed as a deed by	)
MITSUBISHI ESTATE LONDON LIMITED	)
acting by a director and its secretary/two	)	Director
directors:	)

Director/Secretary

Executed as a deed by	)
CRA INTERNATIONAL (UK) LIMITED	)
acting by a director in the presence of:	)
Director
Signature of Witness:

Name (in BLOCK CAPITALS):

Address:

Signed as deed on behalf of	)
CRA INTERNATIONAL, INC	)
a company incorporated in Massachusetts,	)
United States of America by	)
being a person who, in accordance with the	)
laws of the territory, is acting under the authority	)
of the company	)	Authorised Signatory

APPENDIX 3
TENANT GUIDE

APPENDIX 4
DUTY OF CARE LETTER

APPENDIX 5
GUARANTOR’S LEGAL OPINION

APPENDIX 6
SIDE DEED VARIATION

DATE:                                         2017

DEED OF VARIATION OF A SIDE DEED DATED 20 MAY 2016 RELATING TO UNIT 2, PART GROUND FLOOR AND FOURTH FLOOR, 8 FINSBURY CIRCUS, LONDON EC2

Between

MITSUBISHI ESTATE LONDON LIMITED

and

CRA INTERNATIONAL (UK) LIMITED

and

CRA INTERNATIONAL, INC.

CMS Cameron McKenna Nabarro Olswang LLP

6 Queens Road

Aberdeen AB15 4ZT

T +44 1224 622002

F  +44 1224 622066

cms.law

1.	Definitions	1

2.	Interpretation	1

3.	Variation	2

4.	Guarantor	2

5.	General	2

6.	Governing Law and Jurisdiction	2

SIDE DEED VARIATION

DATE	201[•]

PARTIES

(10)                                   MITSUBISHI ESTATE LONDON LIMITED (incorporated and registered in England and Wales under company registration number 2435659), the registered office of which is at Cannon Place, 78 Cannon Street, London EC4N 6AF (the “Landlord”);

(11)                                   CRA INTERNATIONAL (UK) LIMITED (incorporated and registered in England and Wales under company registration number 04007726), the registered office of which is at 8 Finsbury Circus, London EC2M 7EA (the “Tenant”); and

(12)                                   CRA INTERNATIONAL, INC. (incorporated and registered in Massachusetts, United States of America under company registration number 042372210), the registered office of which is at 200 Clarendon Street T-10 Boston MA 02116 and whose address for service in England and Wales is at 8 Finsbury Circus, London EC2M 7EA (the “Guarantor”).

RECITALS

(G)                                        The Landlord and the Tenant entered into the Side Deed in respect of the grant of two leases by the Landlord to the Tenant (defined as the “Leases” in the Side Deed).

(H)                                       The Landlord has, on the date of this deed, granted a further lease of the Additional Premises to the Tenant and has agreed that the provisions of the Side Deed should extend to such further lease.

(I)                                            The Landlord, the Tenant and the Guarantor have agreed to vary the Side Deed as provided by this deed.

IT IS AGREED AS FOLLOWS:

64.                                        DEFINITIONS

The following definitions apply in this deed:

“Landlord” means the first party to this deed and its successors in title and persons entitled to the reversion immediately expectant on the termination of the Leases (as defined in the Side Deed);

“Side Deed” means a side deed relating to Premises at Unit 2, Part Ground Floor and Fourth Floor, 8 Finsbury Circus, London EC2 dated 20 May 2016 and made between (1) Mitsubishi Estate London Limited, (2) CRA International (UK) Limited and (3) CRA International, Inc. and any document supplemental to or varying such deed whether entered into before or after the date of this deed and including this deed;

“Tenant” means the second party to this deed (but such expression does not include its successors in title).

65.                                        INTERPRETATION

Unless otherwise expressly stated, the rules of interpretation set out in the Side Deed apply in this deed.

1

66.                                        VARIATION

The Landlord and the Tenant agree that the Side Deed shall, with effect from the date of this deed be varied by:

66.1                                 the addition of the words “Part Third Floor” after “Unit 2, Part Ground Floor” on the front sheet of the Side Deed; and

66.2                                 the addition of the words “and the lease of premises being part of the third floor of the Building dated [ ] and made between ((1) Mitsubishi Estate London Limited, (2) CRA International (UK) Limited and (3) CRA International, Inc.” after sub-paragraph (b) of the definition of “Leases” in clause 1 of the Side Deed:

and the Side Deed shall from the date of this deed take effect and be read and construed accordingly.

67.                                        GUARANTOR

Without prejudice to section 18 of the Landlord and Tenant (Covenants) Act 1995, the Guarantor consents to the variation of the Side Deed contained in this deed and to the provisions of this deed. The Guarantor agrees that its obligations contained in the Leases continue in full force and effect.

68.                                        GENERAL

68.1                                 This deed is supplemental and collateral to the Side Deed.

68.2                                 The Side Deed remains in full force and effect as varied by this deed.

68.3                                 This deed will not release or lessen the liability under the Side Deed of the Landlord, the Tenant or the Guarantor whether before or after the date of this deed.

68.4                                 Unless expressly stated nothing in this deed will create any rights in favour of any person pursuant to the Contracts (Rights of Third Parties) Act 1999.

69.                                        GOVERNING LAW AND JURISDICTION

69.1                                 This deed and any dispute or claim arising out of or in connection with it or its subject matter or formation (including non-contractual disputes or claims) are governed by the law of England and Wales.

69.2                                 The parties irrevocably agree that the courts of England and Wales have exclusive jurisdiction to determine any dispute or claim that arises out of or in connection with this deed or its subject matter or formation (including non-contractual disputes or claims).

This document has been executed as a deed and is delivered on the date stated at the beginning of it.

2

Executed as a deed by	)
MITSUBISHI ESTATE LONDON LIMITED	)
acting by a director and its secretary/two	)	Director
directors:	)

Director/Secretary

Executed as a deed by	)
CRA INTERNATIONAL (UK) LIMITED	)
acting by a director in the presence of:	)
Director
Signature of Witness:

Name (in BLOCK CAPITALS):

Address:

Signed as deed on behalf of	)
CRA INTERNATIONAL, INC	)
a company incorporated in Massachusetts,	)
United States of America by	)
being a person who, in accordance with the	)
laws of the territory, is acting under the authority	)
of the company	)	Authorised Signatory

3